Exhibit 10.1
Execution Version

AMENDMENT NO. 1 dated as of August 5, 2016 (this “Amendment”), to the Credit Agreement dated as of October 22, 2015 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among McKesson Corporation (the “Company”) and certain of its subsidiaries party thereto from time to time as borrowers (collectively, the “Borrowers” and each, a “Borrower”), the financial institutions party thereto from time to time as lenders (the “Lenders”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the other parties named therein.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.01    Defined Terms. Capitalized terms used but not otherwise defined herein (including the preliminary statements hereto) have the meanings assigned to them in the Credit Agreement.
Section 2.01    Amendment of the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, effective as of the Amendment No. 1 Effectiveness Date, the Credit Agreement shall be amended as set forth herein.
(a)    The following definition shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“PF2 JV” means PF2 NewCo LLC, a Delaware limited liability company, formed on June 17, 2016.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)    The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended by adding the words “or (vi) has become the subject of a Bail-in Action” at the end thereof.
(c)    The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso at the end of the first sentence thereof:
“; provided, for the avoidance of doubt, that, for so long as the Company does not have the power to elect a majority of the board of directors or other governing body of PF2 JV, neither PF2 JV nor any of its subsidiaries shall constitute a Subsidiary of the Company for purposes of this Agreement.”
(d)    The following new Section 11.21 shall be added to the Credit Agreement:
“11.21 Acknowledgment and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)     the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
Section 3.01    Representations and Warranties. Each Borrower represents and warrants (which representations and warranties in the case of any Borrower other than the Company shall be limited to such Borrower and its Subsidiaries and other facts and circumstances known to such Borrower and its Subsidiaries) to the Administrative Agent and each Lender as of the Amendment No. 1 Effectiveness Date that:
(a)    The representations and warranties of each Borrower contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct on and as of the Amendment No. 1 Effectiveness Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 5.08(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant Sections 6.01(a) and 6.01(b) of the Credit Agreement, respectively;
(b)    No Default or Event of Default has occurred and is continuing prior to and after giving effect to this Amendment and the transactions contemplated hereby.
Section 4.01    Effectiveness. This Amendment shall become effective on and as of the date (such date, the “Amendment No. 1 Effectiveness Date”) on which each of the following conditions is satisfied:
(a)    The Administrative Agent shall have executed a counterpart hereof and shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Company and the Required Lenders pursuant to Section 11.01 of the Credit Agreement;

(b)    The Administrative Agent shall have received all expenses for which invoices have been presented (including the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Administrative Agent), on or before the Amendment No. 1 Effectiveness Date; and
(c)    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company certifying that the representations and warranties contained in Section 3.01 hereof shall be true and correct in all material respects on and as of such date, as though made on and as of such date.
Section 5.01    Effect of this Amendment. (a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)    On and after the Amendment No. 1 Effectiveness Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
Section 6.01    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 7.01    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT, EACH SWING LINE LENDER, THE L/C ISSUER AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
Section 8.01    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

MCKESSON CORPORATION, as a Borrower

By:	/s/ Brian P. Moore
Name: Brian P. Moore Title: Senior Vice President and Treasurer

[Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joan Mok
Name: Joan Mok Title: Vice President

[Amendment No. 1]

Bank of America, N.A., as Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah Title: Director

[Amendment No. 1]

BARCLAYS BANK PLC, as Lender

By:	/s/ Sean Duggan
Name: Sean Duggan Title: Assistant Vice President

[Amendment No. 1]

Bayersiche Landesbank, New York Branch, as Lender

By:	/s/ Rolf Siebert
Name: Rolf Siebert Title: Executive Director
By:	/s/ Matthew DeCarlo
Name: Matthew DeCarlo Title: Senior Director

[Amendment No. 1]

BNP Paribas, as Lender

By:	/s/ Michael Pearce
Name: Michael Pearce Title: Managing Director
By:	/s/ Todd Grossnickle
Name: Todd Grossnickle Title: Director

[Amendment No. 1]

CITIBANK N.A., as a Lender

By:	/s/ Marni McManus
Name: Marni McManus Title: Vice President (Managing Director)

[Amendment No. 1]

Coöperatieve Rabobank U.A. (fka Coöperatieve
Centrale Raiffeisen-Boerenleenlank B.A. “Rabobank Nederland”), New York Branch

By:	/s/ Jana Dombrowski
Name: Jana Dombrowski Title: Executive Director
By:	/s/ Gillian Dickson
Name: Gillian Dickson Title: Executive Director

[Amendment No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu Title: Director
By:	/s/ Virginia Cosenza
Name: Virginia Cosenza Title: Vice President

[Amendment No. 1]

DNB Bank ASA, as a Lender

By:	/s/ Anders Laegreid
Name: Anders Laegreid Title: Executive Vice President

[Amendment No. 1]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Christina Boscarino
Name: Christina Boscarino Title: Authorized Signatory

[Amendment No. 1]

HSBC Bank USA, National Association, as Lender

By:	/s/ Eric Seltenrich
Name: Eric Seltenrich Title: SVP Relationship Manager

[Amendment No. 1]

ING Bank, N.V., Dublin Branch, as Lender

By:	/s/ Cormac Langford
Name: Cormac Langford Title: Vice President
By:	/s/ Sean Hassett
Name: Sean Hassett Title: Director

[Amendment No. 1]

JPMorgan Chase Bank, N.A., as Lender

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu Title: Executive Director

[Amendment No. 1]

NATWEST PLC, as a Lender

By:	/s/ Paul Raftery
Name: Paul Raftery Title: Assistant Director

[Amendment No. 1]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher Title: Senior Vice President

[Amendment No. 1]

The Bank of Nova Scotia, as Lender

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips Title: Execution Head & Director

[Amendment No. 1]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Lender

By:	/s/ Jaime Johnson
Name: Jaime Johnson Title: Director

[Amendment No. 1]

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Annie Dorval
Name: Annie Dorval Title: Authorized Signatory

[Amendment No. 1]

UniCredit Bank AG, New York Branch, as a Lender

By:	/s/ Fabio Della Malva
Name: Fabio Della Malva Title: Director
By:	/s/ Elaine Tung
Name: Elaine Tung Title: Director

[Amendment No. 1]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Glenn Leyrer
Name: Glenn Leyrer Title: Vice President

[Amendment No. 1]

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Andrea S. Chen
Name: Andrea S. Chen Title: Director

Execution Version

Published CUSIP Number: 58155CAJ3

CREDIT AGREEMENT
Dated as of October 22, 2015

McKESSON CORPORATION
and
CERTAIN SUBSIDIARIES
as Borrowers,
BANK OF AMERICA, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A. (acting through its Canada Branch),
CITIBANK, N.A.
and
BARCLAYS BANK PLC,
as Swing Line Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as L/C Issuer,

BARCLAYS BANK PLC,
CITIBANK, N.A.
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Syndication Agents,

GOLDMAN SACHS BANK USA
JPMORGAN CHASE BANK, N.A.
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Co-Documentation Agents,

and
The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS INC.,
GOLDMAN SACHS BANK USA,
J.P. MORGAN SECURITIES, LLC
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
and
WELLS FARGO SECURITIES, LLC
As Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

PAGE

CREDIT AGREEMENT	1
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	1

1.01 Defined Terms	27

1.02 Other Interpretive Provisions	27

1.03 Accounting Terms	27

1.04 Rounding	28

1.05 References to Agreements and Laws	28

1.06 Times of Day	28

1.07 Letter of Credit Amounts	29

1.08 Exchange Rates; Currency Equivalents	29

1.09 Change of Currency	29

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS	30
2.01 Committed Loans	30

2.02 Borrowings, Conversions and Continuations of Committed Loans	31

2.03 Letters of Credits	33

2.04 Swing Line Loans	44

2.05 Prepayments	48

2.06 Termination of Reduction of Commitments	49

2.07 Repayment of Loans	49

2.08 Interest	50

2.09 Fees	51

2.10 Computation of Interest and Fees	51

2.11 Evidence of Debt	52

2.12 Payments Generally	53

2.13 Sharing of Payments	55

2.14 [Reserved]	55

2.15 Increase in Commitments	56

2.16 Designation of Borrowers	57
2.17 Extension of Maturity Date	59

2.18 Defaulting Lenders	61

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY	64
3.01 Taxes	64

3.02 Illegality	69

3.03 Inability to Determine Rates	70

3.04 Increased Cost and Reduced Return; Capital Adequacy	70

3.05 Funding Losses	72

3.06 Matters Applicable to all Requests for Compensation	73

3.07 Survival	74

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	74
4.01 Conditions to Effectiveness	74

4.02 Existing Revolving Agreement	76

4.03 Conditions to all Credit Extensions	77

ARTICLE V REPRESENTATIONS AND WARRANTIES	77
5.01 Corporate Existence and Power	77

5.02 Corporate Authorization; No Contravention	78

5.03 Government Authorization	78

5.04 Binding Effect	78

5.05 Litigation	79

5.06 No Default	79

5.07 Use of Proceeds; Margin Regulations	79

5.08 Financial Condition	79

5.09 Regulated Entities	80

5.10 Taxes	80

5.11 Sanctions	80

5.12 Anti-Corruption Laws and Anti-Money Laundering Laws	80

ARTICLE VI AFFIRMATIVE COVENANTS	80
6.01 Financial Statement	80

6.02 Certificates; Other Information	81

6.03 Notices	82

6.04 Preservation of Existence, Etc	83

6.05 Maintenance of Insurance	83

6.06 Payment of Taxes	83

6.07 Compliance with Laws	83

6.08 Books and Records	83

6.09 Inspections Rights	84

6.10 Use of Proceeds	84

ARTICLE VII NEGATIVE COVENANTS	85
7.01 Liens	85

7.02 Consolidations and Mergers	86

7.03 Use of Proceeds	88

7.04 Financial Covenant	89

7.05 Sanctions	89

7.06 Anti-Corruption Laws	89

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES	89
8.01 Events of Default	89

8.02 Remedies Upon Event of Default	91

8.03 Applications of Funds	92

ARTICLE IX ADMINISTRATIVE AGENT	93
9.01 Appointment and Authorization of Agents	93

9.02 Rights as a Lender	94

9.03 Exculpatory Provisions	94

9.04 Delegations of Duties	95

9.05 Reliance by Agent	95

9.06 Successor Agents	96

9.07 Non-Reliances on Agent and Other Lenders	97

9.08 No Other Duties, Etc	97

9.09 Administrative Agent May File Proofs of Claim	97

ARTICLE X [RESERVED]	98

ARTICLE XI MISCELLANEOUS	98
11.01 Amendments, Etc	98

11.02 Notices and Other Communications, Facsimile Copies	99

11.03 No Waiver; Cumulative Remedies; Enforcement	102

11.04 Expenses; Indemnity; Damage Waiver	103

11.05 Payments Set Aside	105

11.06 Successors and Assigns	106

11.07 Treatment of Certain Information; Confidentiality	114

11.08 Set-off	114

11.09 Interest Rate Limitation	115

11.10 Counterparts	115

11.11 Integration	115

11.12 Survival of Representations and Warranties	115

11.13 Severability	115

11.14 [Reserved]	115

11.15 Replacement of Lenders	116

11.16 Governing Law	116

11.17 Waiver of Right to Trial by Jury	117

11.18 No Advisory or Fiduciary Responsibility	118

11.19 USA Patriot Act Notice	118

11.20 Judgment	119

SCHEDULES

2.01	Commitments, Pro Rata Shares and Affiliate Banks
11.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption
E-1	Form of Designated Borrower Request and Assumption Agreement
E-2	Form of Designated Borrower Notice
F	Form of Joinder Agreement
G	Form of Borrower Notice
H	Form of Swing Line Loan Notice
I	Form of Guaranty
J-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
J-2	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
J-3	Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)
J-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)
K	Form of Letter of Credit Report

CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of October 22, 2015, among McKESSON CORPORATION, a Delaware corporation (the “Company”), any Designated Borrower (as defined below) or any Subsidiary of the Company that has executed and delivered to the Administrative Agent a joinder agreement in the form of Exhibit F hereto pursuant to Section 7.02(d), as applicable (together with the Company and any Designated Borrower, the “Borrowers” and each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer, and BANK OF AMERICA, N.A. (acting through its Canada branch), CITIBANK N.A. and BARCLAYS BANK PLC, each as Swing Line Lender.
The Borrowers have requested that the Lenders make available, for the purposes specified in this Agreement, a revolving credit facility, and the Lenders are willing to make available to the Borrowers such revolving credit facility upon the terms and subject to the conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement (including the introductory clauses hereto), the following terms shall have the meanings set forth below:

“Acquired Debt Default” means an event of default under a Relevant Obligation of a Person which becomes a Subsidiary after the date hereof, which event of default occurs by reason of the change of control of such Person by virtue of the transaction pursuant to which it becomes a Subsidiary. For avoidance of doubt, an event of default under another Relevant Obligation of the Company or a Subsidiary by virtue of a cross default to an event of default described in the preceding sentence is not an Acquired Debt Default.
“Additional Commitment Lender” has the meaning specified in Section 2.17.
“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Questionnaire” means, with respect to any currency, an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Notwithstanding the foregoing, in relation to The Royal Bank of Scotland plc, the term "Affiliate" shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings.
“Agent Parties” has the meaning specified in Section 11.02(c).
“Agent” means the Administrative Agent.
“Aggregate Commitments” means the aggregate Commitments of all the Lenders. The Aggregate Commitments as of the Closing Date are equal to $3,500,000,000.
“Agreement” means this Credit Agreement.
“Alternative Currency” means each of the following currencies: Euro, Sterling, and Canadian Dollars.
“Alternative Currency Sublimit” means an amount equal $3,150,000,000.00. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Anniversary Date” has the meaning specified in Section 2.17.
“Anti-Money Laundering Laws” means laws and regulations related to terrorism financing or money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56), and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Rate” means, from time to time, the rate, expressed in basis points per annum, corresponding to the applicable Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Facility Fee	Eurocurrency Rate Loans, Swing Line Loans denominated in Euro or Sterling and Letters of Credit	Base Rate Loans and Swing Line Loans denominated in Canadian Dollars
1	Greater than or equal to A/A2/A	7.0	68.0	0
2	A-/A3/A-	8.5	79.0	0
3	BBB+/Baa1/BBB+	10.0	102.5	0
4	BBB/Baa2/BBB	12.5	112.5	0
5	Less than or equal to BBB-/Baa3/BBB-	20	130.0	0

“Debt Rating” means, as of any date of determination, the available ratings as determined by S&P, Moody’s and/or Fitch (collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that (1) if the Company shall maintain a Debt Rating from all three of S&P, Moody’s and Fitch and there is a difference in such Debt Ratings, (a) if there is a Debt Rating differential of (i) one Pricing Level between the highest and lowest Debt Ratings or (ii) more than one Pricing Level between the highest and lowest Debt Ratings, with two Debt Ratings that are equivalent and the third Debt Rating lower, in each case, the higher Pricing Level shall apply and (b) otherwise, one Pricing Level below the Pricing Level corresponding to the highest of the three Debt Ratings shall apply, (2) if the Company shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch, (a) if there is a split in Debt Ratings of more than one Pricing Level, the Pricing Level that is one Pricing Level lower than the higher of the Company’s two Debt Ratings shall apply and (b) otherwise, the higher of such two Debt Ratings shall apply, (3) if the Company shall maintain Debt Ratings from only one of S&P, Moody’s and Fitch, then that single Debt Rating shall apply or (4) if the Company shall maintain Debt Ratings from none of S&P, Moody’s and Fitch, then the Applicable Rate shall be based on Pricing Level 5.
Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vi). Thereafter, each change in the Applicable Rate shall be effective during the period commencing on the effective date of such change in the Debt Rating and ending on the date immediately preceding the effective date of the next such change.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” shall have the meaning specified in Section 2.16(a).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Securities, LLC, each in its capacity as joint lead arranger and joint book runner.
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel; provided that no fees, expenses or disbursements shall qualify as Attorney Costs unless written evidence, prepared in reasonable detail, substantiating such fees, expenses and disbursements is available to the Company upon request.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended March 31, 2015, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Availability Period” means the period from and including the date hereof to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bank of America” means Bank of America, N.A. and its successors.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c)  the Eurocurrency Rate plus 1%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.
“Base Rate Loan” means a Loan made to a Borrower that is a U.S. Person that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Beneficiary” means, in relation to a Letter of Credit, from time to time, the initial beneficiary, a transferee beneficiary, a successor beneficiary, a nominated bank, a negotiating bank or a confirming bank with respect to such Letter of Credit, as applicable.
“Borrower” and “Borrowers” each have the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Notice” has the meaning specified in Section 7.02(d).
“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;
(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, any dealings in Canadian Dollars to be carried out pursuant to this Agreement in respect of any Canadian Prime Rate Loan, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollars” and “Cdn.$” each means the lawful money of Canada.

“Canadian Prime Rate” means, on any date, the per annum rate of interest equal to the greater of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America (acting through its Canada branch) as its “prime rate” for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer or (b) the Overnight Rate in respect of Canadian Dollars for such day, plus 0.50%. Any change in such rate announced by Bank of America (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement thereof. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” shall refer to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Canadian Prime Rate as set forth in the preceding sentence.
“Canadian Prime Rate Loan” means a Loan bearing interest calculated by reference to the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars.
“Cash Collateralize” has the meaning specified in Section 2.03(g).
“Cash Collateral” has the meaning specified in Section 2.03(g).
“CDOR” has the meaning set forth in the definition of “Eurocurrency Base Rate”.
“Celesio” means Celesio AG, a stock corporation organized under the laws of Germany.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:
(a)    (i) with respect to the Company, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 51% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) (provided that “Change of Control” shall not include any such acquisition which occurs as part of a transaction consisting of (x) the Company becoming a wholly owned subsidiary of a holding company and (y) the holders of the voting stock of such holding company immediately following such transaction are substantially the same as the holders of the Company’s voting stock immediately prior to such transaction) and (ii) with respect to the Domestic Subsidiary that becomes a Borrower pursuant to Section 7.02(d), any “person” or “group” other than the Company becomes the “beneficial owner”, directly or indirectly, of any equity securities of such Domestic Subsidiary entitled to vote for members of the board of directors or equivalent governing body of such Domestic Subsidiary on a fully-diluted basis; or
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means October 22, 2015.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to ARTICLE II, (b) purchase participations in L/C Obligations or (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Commitment for any Lender that has an Affiliate is a single value for such Lender and its Affiliate taken together.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Company” has the meaning specified in the introductory clause hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Debt Rating” has the meaning specified in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however that, with respect to a Eurocurrency Rate Loan or Canadian Prime Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.18, any Lender that (i) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (iii) has notified any Borrower, the Administrative Agent or any other Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (iv) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent), (v) has, or has a direct or indirect parent company that has, (x) become the subject of an Insolvency Proceeding, (y) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (z) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment (provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority).
“Designated Borrower” means any consolidated Subsidiary of the Company that becomes eligible to receive Loans hereunder pursuant to Section 2.16.
“Designated Borrower Effective Date” has the meaning specified in Section 2.0116(a).
“Designated Borrower Jurisdiction” means the United States, any state thereof or the District of Columbia, Canada, United Kingdom, Germany, Ireland, Luxembourg, The Netherlands or other jurisdictions approved by each Lender.
“Designated Borrower Notice” shall have the meaning specified in Section 2.16(a).
“Designated Borrower Request and Assumption Agreement” shall have the meaning specified in Section 2.16(a).
“Designated Foreign Borrower” shall have the meaning specified in Section 2.16.
“Designated Jurisdiction” means any country or territory that itself is, or whose government is, the subject of any Sanction, currently, Cuba, Crimea region of Ukraine, Iran, North Korea, Sudan and Syria.

“Disqualified Institution” means at any time any Person that is a competitor of the Company or an affiliate of a competitor of the Company, in each case as so identified on a list provided by the Company to the Administrative Agent on or after the date hereof. The Company may update such list from time to time with any competitor of the Company or any affiliate of a competitor of the Company by providing written notice to the Administrative Agent.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof as such time, and (b) as to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent, the L/C Issuer or any Swing Line Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means each Subsidiary that is not a Foreign Subsidiary or a FSHCO.
“Eligible Assignee” has the meaning specified in Section 11.06(g).
“Environmental Laws” means any and all federal, state, provincial, municipal, local, and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution or the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines or penalties), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the release or threatened release of any Hazardous Materials into the environment.
“Equity Interests” of any Person mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Base Rate” means:
(a)    With respect to any Credit Extension:
(i) denominated in Dollars, Euro and Sterling, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; or
(ii) denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate = Eurocurrency Base Rate
1.00 - Eurocurrency Reserve Percentage

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at the Eurocurrency Rate calculated at a rate based on clause (a) of the definition of “Eurocurrency Base Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Committed Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Euro Overnight Rate” means an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which overnight deposits in Euro approximately equal in principal amount to such Borrowing are offered to the principal London office of Citibank N.A. in immediately available funds in the Euro interbank market at approximately 11:00 a.m., London time, on such day.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 11.15) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Letters of Credit” means those letters of credit issued prior to the date hereof for the account of the Company or one of its Subsidiaries, as identified by the L/C Issuer to the Administrative Agent in a writing confirmed by the Company on or prior to the date hereof.
“Existing Maturity Date” has the meaning specified in Section 2.17.

“Existing Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of September 23, 2011 among the Company, McKesson Canada Corporation, Bank of America, as administrative agent, Bank of America (acting through its Canada branch), as Canadian administrative agent, Wells Fargo Bank, National Association, as L/C issuer, and the lenders from time to time party thereto, as amended to date.
“Extending Lender” has the meaning specified in Section 2.17.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the letter agreement, dated September 17, 2015, among the Company and the Bank of America.
“Fitch” means Fitch, Inc., a majority-owned subsidiary of Fimalac, S.A., and any successor thereto.
“Foreign Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $3,150,000,000. The Foreign Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is (a) a “controlled foreign corporation” within the meaning of the Code or (b) “disregarded as an entity separate from its owner” within the meaning of Treasury Regulation Section 301.7701-3 and is a direct Subsidiary of a “controlled foreign corporation” within the meaning of the Code.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any Subsidiary (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) substantially all of the assets of which constitute the Equity Interests of Foreign Subsidiaries.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (i) such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (ii) such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that, to the extent related to Celesio, “GAAP” means either the foregoing or IFRS, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 11.06(h).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranty” means, collectively, (a) a document substantially in the form of Exhibit I and (b) each other guaranty and guaranty supplement delivered pursuant to Section 2.16(b).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Loans” has the meaning given to such term in Section 3.03.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)    all obligations of such Person for borrowed money;
(b)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(c)    all non-contingent reimbursement or payment obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments;
(d)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(e)    capital leases and Synthetic Lease Obligations;
(f)    all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); and
(g)    all indebtedness referred to in clauses (a) through (f) above (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Liabilities” has the meaning set forth in Section 11.04.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 11.04.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under any Debtor Relief Law.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan or a Swing Line Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however that if any Interest Period exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or any Swing Line Loan, (i) the tenth calendar day following the end of each calendar quarter and (ii) the Maturity Date.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.
“Laws” means, collectively, all international, foreign, federal, state, provincial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Issuer” means Wells Fargo Bank, National Association in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and each Lender that shall have become an L/C Issuer hereunder as provided in Section 2.03(n).
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and each Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means (a) any letter of credit issued hereunder and (b) each of the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Maturity Date then in effect.
“Letter of Credit Sublimit” means an amount equal to $150,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“LIBOR” has the meaning specified in the definition of Eurocurrency Base Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing); provided that “Lien” shall not include (i) the interest of a lessor under an operating lease or (ii) the sale of accounts receivable.

“Loan” means an extension of credit by a Lender to a Borrower under ARTICLE II in the form of a Committed Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, any Guaranty, any joinder agreement delivered pursuant to Section 2.16 (including any Designated Borrower Notice or any Designated Borrower Request and Assumption Agreement) or 7.02(d), any Notes, Letter of Credit Applications and Letters of Credit and the Fee Letter.
“Loan Parties” means, collectively, the Borrowers.
“Local Time” means with respect to a Loan, Borrowing or Letter of Credit denominated in (a) Dollars, New York City time, (b) Sterling or Euros, London time and (c) Canadian Dollars, Toronto time.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.
“Material Subsidiary” means, at any time, (a) any Subsidiary that is a Borrower hereunder and (b) any other Subsidiary having at such time 10% or more of the Company’s consolidated total (gross) revenues for the preceding four fiscal quarter period, as of the last day of the preceding fiscal quarter based upon the Company’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01.
“Maturity Date” means the later of (a) October 22, 2020 or (b) if the term of this Agreement is extended pursuant to Section 2.17, such extended termination date as determined pursuant to such Section; provided, however that, in each case, if such date is not a Business Day, the next preceding Business Day; provided, further that with respect to any Non-Extending Lender, the Maturity Date of such Non-Extending Lender’s Commitment shall be the Existing Maturity Date notwithstanding the extension of Commitments by any other Lender pursuant to Section 2.17.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Worth” means the shareholders’ equity of the Company and its consolidated Subsidiaries on any date of determination as set forth on the consolidated balance sheet of the Company and its Subsidiaries most recently delivered to the Administrative Agent on or prior to such date of determination pursuant to Section 6.01.
“Non-Extending Lender” has the meaning specified in Section 2.17.
“Note” means a promissory note executed by a Borrower in favor of a Lender pursuant to Section 2.11, substantially in the form of Exhibit B with respect to Loans.
“Notice Date” has the meaning specified in Section 2.17.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, with respect to (a) any corporation, the certificate or articles of incorporation and the bylaws, (b) any limited liability company, the certificate of formation and limited liability company agreement or operating agreement, (c) any partnership, the certificate of formation and partnership agreement, and (d) any organization incorporated or formed in any non-U.S. jurisdiction, constitutive documents with respect to such organization that are equivalent or comparable to the foregoing, as may be applicable.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date (in each case expressed in Dollars in the Dollar Equivalent Amount thereof in case of Letters of Credit denominated in an Alternative Currency).
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or any Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 11.06(d)(i).
“Participant Register” has the meaning specified in Section 11.06(d)(ii).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Protesting Lender” has the meaning set forth in Section 2.16.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in (all of the following constituting “Receivables Program Assets”), any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or inventory (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable or inventory and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables or inventory and (c) with which neither the Company nor any Subsidiary of the Company has any obligations to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. CGSF Funding Corporation, a Delaware corporation, shall be deemed a Receivables Subsidiary.
“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning set forth in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Obligation” has the meaning set forth in Section 8.01(e).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Request Period” has the meaning specified in Section 2.17.
“Required Lenders” means, as of any date of determination, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that the Total Credit Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination, decree or order of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including but not limited to any Environmental Law.
“Resignation Effective Date” has the meaning specified in Section 9.06.
“Response Deadline” has the meaning specified in Section 2.17.
“Responsible Officer” means the chief executive officer, president, chief financial officer, corporate vice president or the treasurer of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer, employee or other designated representative of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of (x) a Eurocurrency Rate Loan denominated in an Alternative Currency or (y) a Swing Line Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require or, with respect to Swing Line Loans, as the Swing Line Lender, Administrative Agent or Required Lenders, shall determine; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Committed Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations and participations in Swing Line Loans at such time.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SPC” has the meaning specified in Section 11.06(h).
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent, Swing Line Lender or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction or restrictive measures enacted, administered, imposed or enforced by the United States Government (including without limitation, OFAC and the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or Canada.
“Spot Rate” for a currency means the rate determined by the Administrative Agent, the applicable Swing Line Lender or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. Local Time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, the applicable Swing Line Lender or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent, the Swing Line Lender or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further that the applicable Swing Line Lender or L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Swing Line Loan or Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Sterling Overnight Rate” means, on any day, the rate per annum determined by the London office of Barclays Bank PLC for overnight deposits in Sterling at approximately 11:00 a.m., London time, on such day by reference to the Bloomberg Screen LIBOR01 Page; provided, however that if the applicable screen shall no longer exist, “Sterling Overnight Rate” shall mean an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which overnight deposits in Sterling approximately equal in principal amount to such Borrowing are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind (other than Eligible ASRs, as defined below), and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to any of the foregoing (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement (other than Eligible ASRs). “Eligible ASR” shall mean any accelerated share repurchase documented under a Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing consisting of simultaneous Swing Line Loans in the same currency made by a Swing Line Lender pursuant to Section 2.04.
“Swing Line Canadian Dollar Sublimit” means an amount denominated in Canadian Dollars in a Dollar Equivalent amount not to exceed $265,000,000. The Swing Line Canadian Dollar Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Swing Line Euro Sublimit” means an amount denominated in Euros in a Dollar Equivalent amount not to exceed $265,000,000. The Swing Line Euro Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Swing Line Lender” means (a) Bank of America, N.A. (acting through its Canada Branch) in its capacity as provider of Swing Line Loans in respect of the Swing Line Canadian Dollar Sublimit, (b) Citibank N.A. in its capacity as provider of Swing Line Loans in respect of the Swing Line Euro Sublimit and (c) Barclays Bank PLC in its capacity as provider of Swing Line Loans in respect of the Swing Line Sterling Sublimit, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning given to such term in Section 2.04.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Swing Line Sterling Sublimit” means an amount denominated in Sterling in a Dollar Equivalent amount not to exceed $265,000,000. The Swing Line Sterling Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Swing Line Sublimit” means an amount equal to the lesser of (a) sum of (i) the Swing Line Canadian Dollar Sublimit, (ii) the Swing Line Euro Sublimit and (iii) the Swing Line Sterling Sublimit and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Capitalization” means, on any date, the sum of (a) Total Debt and (b) the Net Worth on such date.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Total Debt” means, on any date, the difference of (a) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis on such date, minus (b) Indebtedness incurred by any Receivables Subsidiary in connection with a Qualified Receivables Transaction.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Trade Date” has the meaning set forth in Section 11.06(b).
“Type” means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).
“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class or other interests having ordinary voting power, and 100% of the capital stock of every other class or other interests, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.
1.02    Other Interpretive Provisions

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)    If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)    If the Company shall elect as of the end of any financial reporting period to prepare financial statements in accordance with International Financial Reporting Standards, as published by the International Accounting Standards Board (“IFRS”), rather than GAAP, then, following delivery to Administrative Agent of a completed Compliance Certificate attaching the information required to be delivered for such financial reporting period, the parties hereto shall use their best efforts to amend (in a manner mutually satisfactory to Lenders and Borrowers) the thresholds or methods of calculation of any financial ratio or requirement set forth in any Loan Document such that compliance therewith is neither more nor less burdensome (as determined by the Required Lenders in their sole discretion) to Borrowers as a result of such conversion to IFRS and, thereafter, all references in the Loan Documents to GAAP shall be deemed references to IFRS.
(d)    All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that such Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.07    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08    Exchange Rates; Currency Equivalents.
(a)     The Administrative Agent, the applicable Swing Line Lender or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent, the applicable Swing Line Lender or the L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, the issuance, amendment or extension of a Letter of Credit or any assignment, any required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit or any such assignment is denominated in an Alternative Currency, such amount expressed in Dollars shall be deemed to be an amount expressed in the applicable Alternative Currency.
(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Base Rate” or “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.09    Change of Currency.

(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Committed Loans.

Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Outstandings denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iv) the Total Outstandings of Designated Borrowers that are Foreign Subsidiaries of the Company shall not exceed the Foreign Designated Borrower Sublimit. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02    Borrowings, Conversions and Continuations of Committed Loans.

(a)    Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Committed Loans, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing, conversion or continuation of Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the identity of the Borrower and the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the requested currency of such Borrowing. If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loan so requested shall be made in Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in Sterling or Euro, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, they will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted to or continued as a Loan denominated in a different currency but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans, or continuation of Committed Loans denominated in Sterling or Euro, in each case described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m. in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Agent either by (i) crediting the account of the such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by a Borrower, there are Swing Line Loans or unpaid amounts due in respect of L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first to the payment in full of any such Swing Loan Loans, unpaid amounts and L/C Borrowings, and second, to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect at any time with respect to Committed Loans.

2.03    Letters of Credit.

(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the date hereof until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Borrowers or certain Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Outstandings denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, (iv) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (v) in the case of the Lender acting as the L/C Issuer with respect to such Letter of Credit (whether directly or through an Affiliate), unless such Lender shall agree otherwise in its sole discretion, such Lender’s Revolving Credit Exposure plus (without duplication) the aggregate face amount of outstanding Letters of Credit issued by such L/C Issuer shall not exceed such Lender’s Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit and letter of credit applicants generally;

(C)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;
(D)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless arrangements have been made to cash collateralize such Letter of Credit on or before such Letter of Credit Expiration Date or all the Lenders have approved such expiry date;
(E)    such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars or an Alternative Currency; provided that the $500,000 minimum amount relating to a standby Letter of Credit shall not be applicable if the applicable Borrower pays to the L/C Issuer in respect of such Letter of Credit an additional issuance fee in an amount to be agreed between such Borrower and the L/C Issuer from time to time; or
(F)    a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless (i) the applicable Borrower shall have Cash Collateralized an amount equal to such Lender’s Pro Rata Share of the full amount of such Letter of Credit, provided that the Cash Collateral in respect of such Lender’s Pro Rata Share shall be released to such Borrower promptly upon request after the effective date of the replacement of such Lender in accordance with Section 11.15, or (ii) the L/C Issuer has otherwise entered into satisfactory arrangements with such Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure.
(iii)    The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the Beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    On and after the date hereof, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees and charges to be collected pursuant to this Section 2.03 for periods on and after the date hereof, and reimbursement of costs and expenses to the extent provided herein, to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement; provided, however, that, notwithstanding any other provision of this Agreement, no fees with respect to the initial issuance of the Existing Letters of Credit shall be due hereunder.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the Beneficiary thereof; (E) the documents to be presented by such Beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such Beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) the proposed currency and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)    If the applicable Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the Beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further that the L/C issuer shall not exercise its right to prevent any such renewal unless the L/C Issuer determines that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms of this Agreement. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the Beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the Beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that applicable Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon Local Time on the Business Day following the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time (to be specified by the L/C Issuer to the applicable Borrower prior to such date of payment) on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), such Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)    Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. Local Time on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
(v)    Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the applicable Borrower or any Subsidiary may have at any time against any Beneficiary or any transferee of such Letter of Credit (or any Person for whom any such Beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any Beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)     any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower or any Subsidiary.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)    Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any Beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the applicable Borrower’s pursuing such rights and remedies as it may have against the Beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the Beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)    Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.03(a)(ii)(F), 2.05, 2.18(a)(v) and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Sections 2.03, 2.05, 2.18(a)(v) and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, as applicable, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. For purposes of this Section 2.03, “Cash Collateral” means the cash and deposit account balances pledged and deposited with or delivered to the Agent, pursuant to a requirement to Cash Collateralize the L/C Obligations. Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(h)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP, with the exception of Rule 5.09 thereof, shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
(i)    Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a letter of credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the tenth calendar day following the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The applicable Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125 % per annum times the daily maximum amount available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each calendar quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the applicable Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges (including reasonable out-of-pocket expenses relating to issuances, amendments, renewals, extensions and any demands for payment), of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Conflict with Issuer Document. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the applicable Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit and to make any Cash Collateral deposits required hereunder. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(m)    Reports to Administrative Agent. The L/C Issuer shall deliver to the Administrative Agent, upon each calendar month end, a report setting forth for such period the daily aggregate amount available to be drawn under the Letters of Credit that were outstanding during such month.
(n)    Designation of L/C Issuer. The Company may, at any time and from time to time, upon notice to the Administrative Agent, designate as an L/C Issuer one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an L/C Issuer hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to such L/C Issuer, executed by each Borrower, the Administrative Agent and such designated Lender and, from and after the effective date of such agreement, as the case may be, (x) such Lender shall have all the rights and obligations of an L/C Issuer under this Agreement and (y) references herein to the term “L/C Issuer” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.

(o)    Letter of Credit Reports. On (i) the last Business Day of each calendar month, and (ii) each date that an L/C Credit Extension occurs with respect to any Letter of Credit, the L/C Issuer shall deliver to the Administrative Agent a written report in the form of Exhibit K hereto, appropriately completed with the information for every Letter of Credit issued by the L/C Issuer that is outstanding hereunder.
2.04    Swing Line Loans

(a)    The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) from time to time on any Business Day during the Availability Period, to (i) in the case of Bank of America, any Borrower that is a U.S. Person or that is organized under the laws of Canada, which shall consist of Swing Line Loans denominated in Canadian Dollars, in an aggregate principal amount not to exceed the Swing Line Canadian Dollar Sublimit, (ii) in the case of Citibank N.A., any Borrower that is a U.S. Person or that is organized under the laws of the United Kingdom, Germany, Ireland, Luxembourg, The Netherlands or any other Designated Borrower Jurisdiction that is a Participating Member State, which shall consist of Swing Line Loans denominated in Euro, in an aggregate principal amount not to exceed the Swing Line Euro Sublimit and (iii) in the case of Barclays Bank PLC, any Borrower that is a U.S. Person or that is organized under the laws of the United Kingdom, Germany, Ireland, Luxembourg, The Netherlands or any other Designated Borrower Jurisdiction that is a Participating Member State, which shall consist of Swing Line Loans denominated in Sterling, in an aggregate principal amount not to exceed the Swing Line Sterling Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the Total Outstandings denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment and (iv) in the case of the Lender acting as the Swing Line Lender with respect to such Swing Line Loan (whether directly or through an Affiliate), unless such Lender shall agree otherwise in its sole discretion, such Lender’s Revolving Credit Exposure plus (without duplication) the aggregate principal amount of outstanding Swing Line Loans issued by such Swing Line Lender shall not exceed such Lender’s Commitment, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) no Swing Line Lender shall be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan denominated in (i) Canadian Dollars shall be a Canadian Prime Rate Loan, (ii) Euro shall be a Euro Overnight Rate Loan and (iii) Sterling shall be a Sterling Overnight Rate Loan. Immediately upon the making of a Swing Line Loan by a Swing Line Lender, each other Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon any Borrower’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by (A) telephone (other than with respect to Swing Line Borrowings denominated in Sterling) or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 12:00 noon Local Time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by any Swing Line Lender of any Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless such Swing Line Lender has received notice (by telephone or in writing (other than with respect to Swing Line Borrowings denominated in Sterling, in which case such notice must be in writing)) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. Local Time on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 4:00 p.m. Local Time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    Each Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes each Swing Line Lender to so request on its behalf), that each Lender make a Eurocurrency Rate Committed Loan (with a one-month Interest Period) in the applicable currency in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.03. The applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in the applicable currency and in Same Day Funds for the account of such Swing Line Lender at the Administrative Agent’s Office for payments in such currency not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made an Eurocurrency Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to such Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Eurocurrency Rate Committed Loans submitted by such Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan in the applicable currency and each Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. The Administrative Agent shall remit the funds so received to such Swing Line Lender.
(iii)    If any Lender fails to make available to the Administrative Agent for the account of any Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the Overnight Rate, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of any Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by such Swing Line Lender.

(ii)    If any payment received by any Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Overnight Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The applicable Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the applicable Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender. Such payment shall be in Same Day Funds in the applicable Alternative Currency, unless the applicable Swing Line Lender (at its option) shall have specified that it will require payment in Dollars (with any corresponding obligations of the Lenders under Section 2.04(c) to be denominated in Dollars and to be made as Base Rate Committed Loan). In the case of any such reimbursement in Dollars, the applicable Swing Line Lender shall notify the applicable Borrower of the Dollar Equivalent of the amount of such payment promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.04(f) and (B) the Dollar amount paid by the applicable Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the Swing Line Lender for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.

2.05    Prepayments.

(a)    Any Borrower may, upon notice (in a form acceptable by the Administrative Agent) to the Agent, at any time or from time to time voluntarily prepay Committed Loans, as the case may be, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 9:00 a.m., in the case of a prepayment of Loans, (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (C) on the date of prepayment of Base Rate Committed Loans; and (ii) any prepayment of Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) and currency of Committed Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.
(b)    If for any reason (other than a change in exchange rates, in which case clause (d) shall apply) the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the applicable Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Committed Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
(c)    Any Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. Local Time on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by any Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)    (i)    If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or Cash Collateralize L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Alternative Currency Sublimit then in effect.

(ii)    If at any time, solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal amount of all of the Revolving Credit Exposures exceeds the Aggregate Commitments, the applicable Borrower shall (x) immediately repay Loans or (y) Cash Collateralize L/C Obligations in an account with the Administrative Agent pursuant to and within the time period required by Section 2.03(g), in the case of each of clauses (x) and (y) in an aggregate principal amount sufficient to cause the aggregate amount of all Revolving Credit Exposure to be less than or equal to the Aggregate Commitments.
(iii)    If the Administrative Agent notifies the Company at any time that (x) the Outstanding Amount of all Swing Line Loans at such time exceeds the aggregate Swing Line Sublimit and/or (y) that the Outstanding Amount of Swing Line Loans denominated in an Alternative Currency exceeds the Swing Line Canadian Dollar Sublimit, the Swing Line Euro Sublimit or the Swing Line Sterling Sublimit, applicable for such Alternative Currency, then, within two Business Days after receipt of such notice, the Borrowers shall prepay the applicable Swing Line Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Swing Line Sublimit and/or Swing Line Canadian Dollar Sublimit, the Swing Line Euro Sublimit and/or the Swing Line Sterling Sublimit, as applicable.
2.06    Termination or Reduction of Commitments. The Company may, upon notice to the Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Agent not later than 9:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Foreign Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit (in the case of the Swing Line Sublimit, on a pro rata basis across each of the Swing Line Canadian Dollar Sublimit, the Swing Line Euro Sublimit and the Swing Line Sterling Sublimit) shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender, according to its Pro Rata Share. All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07    Repayment of Loans.

(a)    Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of its Committed Loans outstanding on such date.
(b)    Each Borrower shall repay to the applicable Swing Line Lender on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date, the aggregate principal amount of the applicable Swing Line Loans outstanding on such date.

2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Swing Line Loan denominated in Canadian Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (iv) each Swing Line Loan denominated in Euro shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Euro Overnight Rate plus the Applicable Rate; and (v) each Swing Line Loan denominated in Sterling shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Sterling Overnight Rate plus the Applicable Rate;
(b)    If any amount payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall, upon the request of the Required Lenders (provided no such request shall be required in the case of an Event of Default under Section 8.01(f) or 8.01(g)) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09    Fees. In addition to certain fees described in Sections 2.03(i) and 2.03(j)

(a)    Facility Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee payable in Dollars on the tenth calendar day following the end of each calendar quarter, which shall be equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Committed Loans, Swing Line Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Committed Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in ARTICLE IV are not met, and shall be due and payable quarterly in arrears on each date specified above following the end of each calendar quarter, commencing with the first such date to occur after the date hereof, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The facility fee shall be calculated on a calendar quarter basis in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and, except to the extent expressly otherwise agreed, shall not be refundable for any reason whatsoever.
(ii)    The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and, except to the extent expressly otherwise agreed, shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Canadian Prime Rate Loans and for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of other Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the applicable Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach Schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12    Payments Generally.

(a)    All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States or such other address as the Administrative Agent specifies from time to time. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent amount of the Alternative Currency payment amount. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by an Agent after the applicable time specified in this Section 2.12(a) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i) Unless the Agent shall have received notice from a Lender prior to (a) the proposed date of any Borrowing of Eurocurrency Rate Loans or (b) two hours prior to the proposed time of any Borrowing of Base Rate Loans that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then such Lender and the applicable Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by any Borrower, the interest rate applicable to the applicable Borrowing. If the applicable Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Agent.
(ii) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the L/C Issuer hereunder that the applicable Borrower will not make such payment, the Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at rate per annum equal to the applicable Overnight Rate from time to time in effect.
A notice of the Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the applicable Borrower by the Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation, to make any such purchase or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, fund any participation or to make any purchase or payment.
(e)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations and Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans, or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14    [Reserved].

2.15    Increase in Commitments.

(a)    Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an aggregate amount (for all such requests) not exceeding $1,000,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment (and, for the avoidance of doubt, no such Lender shall have an obligation to so agree) and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing provisions of this Section 2.15(a), during the first 90 days following the date hereof, the Company may invite Eligible Assignees to become Lenders under this Agreement in connection with a requested increase without first providing any Lender with the opportunity to increase its Commitment as provided above.
(b)    If the Aggregate Commitments are increased in accordance with this Section 2.15, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that, for purposes of this Section 2.15, (1) the representation and warranty contained in Section 5.08(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and 6.01(b), respectively, and (2) the reference to the date hereof in Section 5.05(b) and Section 5.08(b) shall be deemed to refer to the Increase Effective Date and (B) no Default exists. The Company shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section 2.15.

(c)    In the event of an increase in Commitments pursuant to this Section 2.15, the provisions of this Section 2.15 shall govern any conflicts with provisions in Sections 2.13 or 11.01.
2.16    Designation of Borrowers

(a)    The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any consolidated Subsidiary of the Company that is organized in a Designated Borrower Jurisdiction and that is engaged in a line of business that is substantially similar to those lines of businesses conducted by the Company and its Subsidiaries on the date hereof (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit E-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such “know your customer” information, supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders (or in the case of “know your customer” information, each Lender) in their sole discretion, including, without limitation, with respect to an Applicant Borrower that is organized under the laws of Germany, evidence satisfactory to the Administrative Agent that such Applicant Borrower (i) is an entity incorporated under the laws of the Federal Republic of Germany as a limited liability company (Gesellschaft mit beschränkter Haftung) and (ii) satisfies asset, revenue, and minimum employee tests required under the laws of Germany to permit a U.S. Lender to lend to such Applicant Borrower and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit E-2 (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof (the “Designated Borrower Effective Date”), whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice, Swing Line Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after the Designated Borrower Effective Date applicable to such Designated Borrower.

(b)    The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature. The Company shall execute a Guaranty in respect of any Designated Borrower prior to or on the Designated Borrower Effective Date applicable to such Designated Borrower. Any Designated Borrower that is a Domestic Subsidiary shall execute a Guaranty in respect of the Company’s and any other Designated Borrower’s Obligations hereunder prior to or on the Designated Borrower Effective Date applicable to such Designated Borrower. In the case the Company designates a Designated Borrower, the Company and each Designated Borrower that is a Domestic Subsidiary shall execute and deliver to the Administrative Agent a reaffirmation agreement in form and substance reasonably satisfactory to the Administrative Agent in respect of such Person’s Guaranty prior to or on the Designated Borrower Effective Date applicable to such Designated Borrower so designated by the Company.
(c)    Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.16 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

(e)    Notwithstanding the foregoing, with respect to any Designated Borrower not organized under the laws of the United States or any State thereof (a “Designated Foreign Borrower”), no Lender shall be required to make Loans to such Designated Foreign Borrower and no L/C Issuer shall be required to issue or amend any Letter of Credit for such Designated Foreign Borrower in the event that the making of such Loans or issuance or amendment of such Letter of Credit would reasonably be expected to (a) breach or violate any internal policy of such Lender or L/C Issuer or any law or regulation to which such Lender or L/C Issuer is subject, or would be upon the making of such Loan or issuance or amendment of such Letter of Credit or (b) result in materially adverse tax consequences to such Lender (any such Lender, a “Protesting Lender”); provided that (i) any Protesting Lender, which is relying solely on such internal policies as the basis for not making Loans or issuing or amending Letters of Credit may do so only if such internal policies are being applied by such Protesting Lender to all similarly situated borrowers seeking loans, letters of credit or other extensions of credit from or with respect to such jurisdiction; and (ii) each Protesting Lender shall use reasonable efforts to designate (or identify) a different lending office for funding or booking its Loans to such Designated Foreign Borrower or issuing or amending Letters of Credit for the account of such Designated Foreign Borrower or to assign (or identify for purposes of assignment of) its rights and obligations hereunder to make its Loans to, or issue or amend Letters of Credit for the account of, such Designated Foreign Borrower to another of its offices, branches or affiliates, if, in the good faith judgment of such Protesting Lender, such designation or assignment would permit it to make Loans to such Designated Foreign Borrower or issue or amend Letters of Credit for the account of such Designated Foreign Borrower and would not otherwise be materially disadvantageous to such Protesting Lender, as applicable (and the Company and the relevant Designated Foreign Borrower shall agree to pay all reasonable out-of-pocket costs and expenses incurred by such Lender or L/C Issuer in connection with any such designation or assignment). As soon as practicable (but in any event not more than five Business Days) after receipt of notice from the Company or the Administrative Agent of the Company’s intent to designate a Designated Foreign Borrower, any Protesting Lender shall notify the Company and the Administrative Agent in writing of its inability to lend to such Designated Foreign Borrower. The Company shall, effective on or before the date that such Designated Foreign Borrower shall have the right to borrow hereunder, either (A) with respect to each Protesting Lender, replace such Protesting Lender with Lenders willing (in their sole discretion) to increase their existing Commitments, or other financial institutions willing (in their sole discretion) to become Lenders and extend new commitments, on terms consistent with Section 11.15, or (B) cancel its request to designate such Designated Foreign Borrower as a “Designated Borrower”.
2.17    Extension of Maturity Date.

(a)    Requests for Extension. The Company may, by notice to the Administrative Agent, given not earlier than 90 days and not later than 65 days prior to each of the first, second and third anniversaries of the date hereof (each such anniversary being referred to herein as an “Anniversary Date” and each such 25 day period prior to an Anniversary Date being referred to herein as a “Request Period”), request that each Lender, L/C Issuer and Swing Line Lender, effective as of the first, second or third Anniversary Date, as the case may be, extend its Commitment and/or availability of Letters of Credit and/or Swing Line Loans hereunder beyond the Maturity Date then in effect (the “Existing Maturity Date”) for an additional one-year period from the Existing Maturity Date; provided that no more than one such request may be made during each Request Period. The Administrative Agent shall promptly notify each Lender, Swing Line Lender and L/C Issuer of the Company’s request for such extension (the date such notice is given being referred to herein as the “Notice Date”).

(b)    Lender Elections to Extend. Each Lender, Swing Line Lender and L/C Issuer, in each case, acting in its sole discretion, shall, by notice to the Administrative Agent given not later than 10 days following the Notice Date (the “Response Deadline”), advise the Administrative Agent whether or not such Lender, Swing Line Lender or L/C Issuer agrees to such extension (each such Lender, Swing Line Lender or L/C Issuer that determines not to so extend its Commitment being referred to as a “Non-Extending Lender”). Any Lender, Swing Line Lender or L/C Issuer that does not so advise the Administrative Agent on or before the Response Deadline shall be deemed to be a Non-Extending Lender. The election of any Lender, Swing Line Lender or L/C Issuer to agree to such extension of the Maturity Date shall not obligate any other Lender to so agree.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s, Swing Line Lender’s and L/C Issuer’s determination under this Section 2.17 within five Business Days after the Response Deadline.
(d)    Additional Commitment Lenders. The Company shall have the right on or before the related Anniversary Date to replace each Non-Extending Lender with, and add as “Lender”, “Swing Line Lender” and/or “L/C Issuer”, as applicable, under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 11.06, provided that each such Additional Commitment Lender shall enter into an Assignment and Assumption Agreement pursuant to which such Additional Commitment Lender shall undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).
(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders (including Swing Line Lenders and L/C Issuers) that have agreed to so extend the Maturity Date (each, an “Extending Lender”) and the Commitments of the Additional Commitment Lenders shall be more than 51% of the aggregate amount of the Commitments in effect immediately prior to the related Anniversary Date, then, effective as of the related Anniversary Date (but subject to the prior satisfaction of the conditions set forth in clause (f) below), the Maturity Date of this Agreement and the Maturity Date with respect to the Commitments of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender”, “Swing Line Lender” and/or “L/C Issuer”, as applicable, for all purposes of this Agreement. Notwithstanding anything herein to the contrary, the Commitment of each Non-Extending Lender shall remain in full force and effect until and shall terminate on the Existing Maturity Date for such Non-Extending Lender, unless such Non-Extending Lender is replaced prior to the related Anniversary Date by an Additional Commitment Lender as provided in clause (d) above.
(f)    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender, Swing Line Lender or L/C Issuer unless:

(i)    no Default shall exist, or would result from such extension;
(ii)    the representations and warranties of the Borrowers contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
(iii)    as of the Anniversary Date, with respect to such extension no Material Adverse Effect has occurred since March 31, 2015; and
(iv)    the chief financial officer of the Company shall have delivered to the Administrative Agent a certificate, dated the Anniversary Date with respect to such extension, as to the matters referred to in clauses (i) through (iii) above.
(g)    Payment of Non-Extending Lenders. On the Maturity Date of any Non-Extending Lender, the Company shall repay any outstanding Loans and L/C Advances, accrued interest and fees thereon and other amounts payable to such Non-Extending Lender hereunder and under the other Loan Documents (and pay any additional amounts required pursuant to Sections 2.09 and 3.05).
(h)    Conflicting Provisions. This Section shall supersede any provisions in Section 11.01 to the contrary.
2.18    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 11.08), will be applied at such time or times as may be determined by the Agent as follows: FIRST, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; SECOND, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or any Swing Line Lender hereunder; THIRD, if so determined by Administrative Agent or requested by the L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; FOURTH, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; FIFTH, if so determined by Administrative Agent and the Company and subject to Section 2.03(g), to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; SIXTH, to the payment of any amounts owing to the Lenders or the L/C Issuer or any Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer or such Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; SEVENTH, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and EIGHTH, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (2) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment will be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) will be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. A Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Committed Loans funded by it and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral (and the Borrowers shall (A) be required to pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive letter of credit fees as provided in Section 2.03(i). Each Defaulting Lender shall be entitled to receive letter of credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral. With respect to any facility fee or letter of credit fee not required to be paid to any Defaulting Lender, the Borrowers shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment), but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment and provided that each such reallocation will be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law; (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure.

(b)    Defaulting Lender Cure. If the Company, Administrative Agent, each Swing Line Lender and L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.18(a)(iv), whereupon that Lender will cease to be a Defaulting Lender; provided that (x) to the extent that any non-Defaulting Lender incurs any loss, cost or expense as a result of such purchase of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan, such Defaulting Lender shall reimburse such non-Defaulting Lenders for any such loss, cost or expense, (y) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender and (z) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.

(a)    (i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding.
(ii) [reserved]

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)    Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes
(c)    (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Party to do so), (y) the Administrative Agent and the Loan Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Party, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)    Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02    Illegality.

(a)    If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or charge interest with respect to Credit Extensions or to determine or charge interest rates based upon the Eurocurrency Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or to convert Base Rate Committed Loans to Eurocurrency Rate Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, solely in the case of Eurocurrency Rate Loans denominated in Dollars convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. If any of the circumstances set forth above arise with respect to Loans denominated in an Alternative Currency, such Alternative Currency denominated Loans shall be made or maintained, as applicable, at a rate for short term borrowings of such Alternative Currency determined in a customary manner in good faith by the Administrative Agent in consultation with the Company. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03    Inability to Determine Rates.

If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii)  adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, the “Impacted Loans”) or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) without cost or penalty or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04    Increased Cost and Reduced Return; Capital Adequacy.

(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate) or the L/C Issuer;
(ii)    subject any Lender or Agent to any taxes of any kind whatsoever (other than (A) Indemnified Taxes that are covered by Section 3.01, (B) Taxes described in clauses (b)-(d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c)    The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed as a result of a Change in Law in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans denominated in a currency other than U.S. Dollars, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 30 days from receipt of such notice.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that, notwithstanding the provisions of Sections 3.04(a), 3.04(b) and 3.04(c), (i) the Borrowers shall only be liable for amounts in respect of increased costs or reductions for the period beginning up to six months prior to the date on which such demand was made (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof), and (ii) the Lender claiming compensation therefor shall have applied consistent return metrics applied to other similarly situated borrowers or obligors with respect to such increased costs or reductions.
3.05    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by a Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by such Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.15;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained for the performance of any foreign exchange contracts, in each case, excluding loss of any anticipated profits;
provided that the Company shall have no obligation to pay to any Lender any of the foregoing amounts incurred in connection with such Lender being a Defaulting Lender.
For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06    Matters Applicable to Illegality and all Requests for Compensation.

(a)    A certificate of the Administrative Agent or any Lender claiming compensation under this ARTICLE III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error; provided that, in the case of any such certificate delivered pursuant to Section 3.04, such certificate (i) sets forth in reasonable detail the amount or amounts payable to such Lender pursuant to Section 3.04(a) and 3.04(b) and the basis for determining such amount or amounts and (ii) explains the methodology used to determine such amount. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)    Each Lender may make any Credit Extension to any Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the applicable Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not, in the good faith judgment of such Lender or the L/C Issuer, as the case may be, otherwise be materially disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment requested by the Company.
(c)    Upon any Lender’s making a claim for compensation under Section 3.04 or if any Borrower is required to pay amounts to any Lender under Section 3.01 as a result of any Taxes or Other Taxes, in each case the Company may, subject to Section 3.06(b), replace such Lender in accordance with Section 11.15. Upon any Lender’s giving notice and suspending its obligations relating to Eurocurrency Rate Loans in accordance with Section 3.02(a), the Company may replace such Lender in accordance with Section 11.15.
3.07    Survival. All of the Borrowers’ obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions to Effectiveness. Effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles or PDFs (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)     executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and each Loan Party;

(ii)    if requested by any Lender at least two Business Days before the date hereof, a Note executed by the Borrowers in favor of each Lender so requesting a Note;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or the corporate secretary or assistant secretary of the Company as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    each of the following documents:
(A)    the Articles or certificate of incorporation and the bylaws of the Company as in effect on the date hereof, certified by the Secretary or Assistant Secretary of the Company as of the date hereof; and
(B)    a good standing and tax good standing certificate for the Company from the applicable Secretary of State (or similar, applicable Governmental Authority) of the States of Delaware and California dated as of a recent date;
(v)    favorable opinions, addressed to the Agent and the Lenders, of (A) Wade Estey, Assistant General Counsel of the Company, in form and substance satisfactory to the Administrative Agent regarding such matters as the Administrative Agent may reasonably request; and (B) Morrison & Foerster LLP, special counsel to the Company, as to certain matters of New York law;
(vi)    a certificate signed by a Responsible Officer of the Company:
(A)    certifying that:
(1)    the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of such date, as though made on and as of such date;
(2)    no Default or Event of Default exists or, if applicable, would result from the initial Borrowing;
(3)    there has occurred since March 31, 2015, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(4)    each of the conditions in Sections 4.01(a) and 4.01(b) has been satisfied on the part of the Company as of the date hereof;
(B)    designating the date hereof; and
(C)    indicating the Debt Ratings;

(vii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.
(b)    Any fees required by the Loan Documents to be paid, and all reimbursable expenses for which invoices have been presented, to the Agent, the L/C Issuer, the Arrangers or any Lender on or before the date hereof shall have been paid, to the extent that such invoices have been presented to the Company on or before the date hereof.
(c)    Unless waived by the Administrative Agent, the Company shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced to the Company prior to or on the date hereof, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
(d)    Since March 31, 2015, no Material Adverse Effect shall have occurred or become known to the Administrative Agent.
(e)    The commitments of the lenders under the Existing Revolving Credit Agreement shall have been terminated and all the obligations under the Existing Revolving Credit Agreement shall have been repaid or prepaid (which repayment or prepayment may be made with the proceeds of the initial Credit Extension hereunder), and the Administrative Agent shall have received evidence satisfactory to it thereof.
(f)    The Administrative Agent shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, as is reasonably requested in writing by the Administrative Agent at least ten (10) Business Days prior to the Closing Date.
Without limiting the generality of the provisions of Section 9.05, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed date hereof specifying its objection thereto.
4.02    Existing Revolving Credit Agreement

(a)    On the date hereof, the “Commitments” as defined in the Existing Revolving Credit Agreement shall terminate, without further action by any party thereto.
(b)    The Lenders which are parties to the Existing Revolving Credit Agreement, comprising the “Required Lenders” as defined in the Existing Revolving Credit Agreement hereby waive any requirement of prior notice of termination of the Commitments (as defined in the Existing Revolving Credit Agreement) pursuant to Section 2.06 thereof and of prepayment of loans thereunder, to the extent necessary to give effect to 4.01(e) hereof, provided that any such prepayment of loans thereunder shall be subject to Section 2.05 of the Existing Revolving Credit Agreement.

4.03    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a)    The representations and warranties of each Borrower contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in Section 5.08(a) shall be deemed to refer to the most recent statements furnished pursuant Sections 6.01(a) and 6.01(b), respectively.
(b)    No Default shall exist, or would result from such proposed Credit Extension.
(c)    The Administrative Agent and, if applicable, any Swing Line Lender or the L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.16 related to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company, shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b) and (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants (which representations and warranties in the case of any Borrower other than the Company shall be limited to such Borrower and its Subsidiaries and other facts and circumstances known to such Borrower and its Subsidiaries) to the Administrative Agent and each Lender that:
5.01    Corporate Existence and Power. Each Borrower:

(a)    is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b)    has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;
(c)    is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and
(d)    is in compliance with all Requirements of Law;
except, with respect to clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which such Borrower is party, and any Borrowing as of the date of such Borrowing have been duly authorized by all necessary corporate action, and do not and will not:

(a)    contravene the terms of any Borrower’s Organization Documents;
(b)    conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which any Borrower or its property is subject; or
(c)    violate any Requirement of Law.
5.03    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (each of the foregoing, an “Authorization”) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of the Agreement or any other Loan Document, except to the extent that failure to have obtained or completed, as applicable, such Authorization would not result in a Material Adverse Effect.

5.04    Binding Effect. This Agreement and each other Loan Document to which each Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.05    Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of each Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, or its Subsidiaries or any of their respective properties which:

(a)    purport to pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or
(b)    if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect which has not been disclosed in the Company’s annual report for period ending March 31, 2015 on Form 10-K. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
5.06    No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower. As of the date hereof, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect as of the date hereof, or that would, if such default had occurred after the date hereof, create an Event of Default under Section 8.01(e).

5.07    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in Section 6.10. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or carrying Margin Stock (other than the Company’s own treasury stock) or extending credit for the purpose of purchasing or carrying Margin Stock.

5.08    Financial Condition. (a)    The Audited Financial Statements:

(A)    were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the unaudited statements to ordinary, good faith year end audit adjustments;
(B)    fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and
(C)    show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof required to be shown in accordance with GAAP.
(b)    As of the date hereof, since March 31, 2015, there has been no Material Adverse Effect.

5.09    Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is or is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.

5.10    Taxes. Except to the extent that failure to have so filed or paid would not result in a Material Adverse Effect, each Borrower and its Subsidiaries have timely filed or caused to be filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof is party to any tax sharing agreement other than an agreement solely between one or more Borrowers or Subsidiaries.

5.11    Sanctions. No Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, or employee thereof, nor, to the knowledge of the Company, any agent thereof that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by OFAC or HMT or (iii) located, organized or resident in a Designated Jurisdiction.  Each Borrower and its Subsidiaries conduct their businesses in compliance in all material respects with all applicable Sanctions.  Each Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with all applicable Sanctions.

5.12    Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower and its Subsidiaries are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in which the Borrowers or any of their Subsidiaries conduct business and with all applicable Anti-Money Laundering Laws. Each Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with all applicable anti-corruption laws.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Obligations under Section 11.04(b) that remain contingent after termination of the Commitments and payment of all other Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:
6.01    Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)    as soon as available, but in any event within 70 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another nationally recognized independent certified public accountant, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    as soon as available, but in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, beginning with the fiscal quarter ending September 30, 2015, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. As to any information contained in materials furnished pursuant to Section 6.02(b), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and 6.01(b)  at the times specified therein.
6.02    Certificates; Other Information. The Company shall deliver to the Administrative Agent:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(b)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(c)    promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.01(a) or 6.01(b) or 6.02(b) or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which it is publicly available at no charge on the EDGAR system of the United States Securities and Exchange Commission, (ii) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (iii) on which such documents are posted on the Company’s behalf on IntraLinks or another similar electronic system (a “Platform”), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent may make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers under Sections 6.01(a), 6.01(b), 6.02(a), 6.02(b), and Section 6.03 (and any other such materials and/or information to the extent the applicable Borrower has previously consented in writing) (collectively, “Borrower Materials”) by posting the Borrower Materials on a Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that (a) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (b) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as publicly available information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws; (c) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of a Platform designated “Public Investor”; and (d) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of a Platform not designated “Public Investor”.

6.03    Notices. Each Borrower shall promptly notify the Administrative Agent:

(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    of (i) the occurrence of any ERISA Event with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower or any of its Subsidiaries in an aggregate amount in excess of $50,000,000 during the term of this Agreement, or (ii) the existence of an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 3% of Net Worth.

Notification delivered to the Administrative Agent and each Lender by any Borrower under this Section 6.03 shall satisfy the notice obligation of all Borrowers hereunder. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Preservation of Existence, Etc. Each Borrower shall, and shall cause each of its Material Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02 and (b) take all reasonable action to maintain all governmental rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except in connection with transactions permitted by Section 7.02 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.05    Maintenance of Insurance. Each Borrower shall, and shall cause each of its Material Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance (including self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as the Company reasonably deems prudent from time to time.

6.06    Payment of Taxes. Each Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (other than obligations that a Responsible Officer is not aware of or are of a nominal amount), unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary, and except to the extent that failure to so pay and discharge, either individually or in the aggregate, would not result in a Material Adverse Effect.

6.07    Compliance with Laws. Each Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with the Requirements of Law applicable to it or to its business, except in such instances in which (a) a Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.08    Books and Records. Each Borrower shall, and shall cause each of its Material Subsidiaries to, maintain in all material respects proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Material Subsidiary, as the case may be.

6.09    Inspection Rights. Each Borrower shall, and shall cause each of its Material Subsidiaries to, permit representatives and independent contractors of the Administrative Agent, on behalf of itself or a request of any Lender, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and upon reasonable advance notice to the Company and the applicable Borrower that is the subject of such inspection; provided, however, that when an Event of Default exists the representatives and independent contractors of the Administrative Agent may do any of the foregoing at the reasonable expense of the Borrowers at any time during normal business hours and upon reasonable advance notice to the Company and the applicable Borrower that is the subject of such inspection; provided, further, that so long as no Event of Default exists, no Borrower shall be required to or to cause any Material Subsidiary to, permit more than one such visit or inspection on more than one occasion in any twelve-month period.

6.10    Use of Proceeds. The Borrowers shall use the proceeds of the Credit Extensions for general corporate purposes (including the refinancing of existing indebtedness and acquisitions) not in contravention of any Law or of any Loan Document.
The Borrowers shall, and shall cause each Subsidiary to, (i) conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in which any Borrower or any of its Subsidiaries conduct business, all applicable Sanctions and all applicable Anti-Money Laundering Laws and (ii) maintain policies and procedures designed to promote and achieve compliance with all applicable anti-corruption laws and all applicable Sanctions.

ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than Obligations under subsection 11.04(b) that remain contingent after termination of the Commitments and payment of all other Obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:
7.01    Liens. No Borrower shall, or shall suffer or permit any of its Material Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)    any Lien existing on property of the Company or any Material Subsidiary on the date hereof securing Indebtedness outstanding on such date;
(b)    any Lien created under any Loan Document;
(c)    Liens for taxes, fees, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;
(e)    pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    Liens on the property of any Borrower or any Material Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;
(g)    easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by any Borrower or any Material Subsidiary to provide collateral to the depository institution;
(i)    Liens arising out of any Qualified Receivables Transaction;
(j)    Liens existing on any property or asset prior to the acquisition thereof by any Borrower or any Material Subsidiary or existing on a property or asset of a Person prior to such Person becoming a Subsidiary; provided that (x) such Liens were not granted in connection with, or in contemplation of, the acquisition of such property or such asset or such Person becoming a Subsidiary, (y) such Liens secure only the obligations secured immediately prior to the acquisition of such property or asset or Person becoming a Subsidiary (and any modifications, extensions, renewals, replacements or refinancings thereof that does not increase the amount of such original obligations) and (z) such Liens shall not apply to any other property or assets of any Borrower or the Subsidiaries, other than the proceeds of such acquired property or assets and related books and records;
(k)    Liens existing on equipment, computers or software acquired by any Borrower or any Material Subsidiary at the time of Borrower’s or Material Subsidiary’s, as applicable, acquisition thereof, provided that such Liens are confined solely to the property so acquired or the proceeds thereof and related books and records;
(l)    Liens on deposit or securities accounts (and cash and cash equivalents and other financial assets held therein) established in the ordinary course of business in favor of the financial institution at which such account is held, arising pursuant to such financial institution’s standard terms and conditions governing such account and not securing Indebtedness; and
(m)    Liens securing Indebtedness and other obligations (other than Indebtedness and other obligations secured by Liens described in any of the foregoing Section 7.01(a) through (l)) in an aggregate principal amount that, at the time of incurrence of such secured Indebtedness or obligations, together with all other Indebtedness or obligations secured by Liens permitted in reliance on this clause (m) at such time, does not exceed the greater of (x) $2,000,000,000 or (y) 25% of Net Worth at such time.
7.02    Consolidations and Mergers. No Borrower shall directly or indirectly, liquidate, dissolve, merge, amalgamate, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a)    any Borrower (other than the Company) may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Wholly-Owned Subsidiaries; provided that a Borrower shall be the continuing or surviving corporation and the jurisdiction of incorporation of such Borrower shall be a Designated Borrower Jurisdiction;
(b)    any Borrower (other than the Company) may amalgamate with any one or more of the Company’s Wholly-Owned Subsidiaries; provided that a Borrower shall be the continuing or surviving corporation and the jurisdiction of incorporation of such Borrower shall be a Designated Borrower Jurisdiction;
(c)    any Borrower (other than the Company) may sell, transfer or exchange all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Borrower;
(d)    the Company may convey, transfer, lease or otherwise dispose of all or substantially all of its pharmacology distribution business to a wholly-owned Domestic Subsidiary that, simultaneously therewith, executes and delivers to the Administrative Agent a joinder agreement in the form of Exhibit F hereto and becomes a Borrower under this Agreement; provided that the parties hereto acknowledge and agree that prior to such Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may reasonably be required by the Administrative Agent or the Required Lenders, and Notes signed by such new Borrower to the extent any Lenders so require. If the Administrative Agent and the Required Lenders agree that such Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Borrower shall constitute a Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Borrower until the date five Business Days after such effective date; and

(e)    the Company may merge or consolidate with or into another Person, provided that (i) either (x) the Company shall be the continuing or surviving corporation or (y) (A) the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged (the “Successor”) is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia, and (B) the Successor (if any) shall have expressly assumed all of the Company’s Obligations pursuant to documentation in form satisfactory to the Administrative Agent, and (ii) no Default or Event of Default is in effect immediately prior to or on the date of or would result from such merger or consolidation.
7.03    Use of Proceeds. No Borrower shall, or shall suffer or permit any of its Subsidiaries to, use any Credit Extension, directly or indirectly, (a) to purchase or carry Margin Stock in contravention of Regulation U issued by the Board of Governors of the Federal Reserve, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock in contravention of said Regulation U, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock in contravention of said Regulation U, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, in contravention of said Regulation U.

7.04    Financial Covenant. The Company shall not permit the ratio of Total Debt to Total Capitalization (excluding from the calculation of “Net Worth” thereunder, for purposes of this Section 7.04, accumulated other comprehensive income or loss set forth on such consolidated balance sheet) as of the last day of any calendar month to exceed 0.65 to 1.00

7.05    Sanctions. No Borrower shall, nor shall it permit any Subsidiary to, directly or, to the knowledge of such Borrower, indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business of or with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.06    Anti-Corruption Laws. No Borrower shall, nor shall it permit any Subsidiary to, directly or, to the knowledge of such Borrower, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions in which any Borrower or any of its Subsidiaries conduct business.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:

(a)    Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan, L/C Obligation, or any facility fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.04(a) or ARTICLE VII; or
(c)    Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)    Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than any intercompany Indebtedness or any Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $200,000,000 (such Indebtedness or Guarantee being a “Relevant Obligation”) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to, or contained in any instrument or agreement evidencing, securing or relating to, any Relevant Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or any other event occurs, the effect of which default or other event is to cause such Relevant Obligation to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Relevant Obligation to be made, prior to its stated maturity, or such cash collateral in respect of such Relevant Obligation to be demanded (provided that an Acquired Debt Default shall not constitute an Event of Default pursuant to this clause (i)(B) so long as such Acquired Debt Default is waived or cured, or the Relevant Obligation giving rise thereto is repaid, within 30 days of consummation of the transaction giving rise thereto) or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $200,000,000; or
(f)    Insolvency; Voluntary Proceedings. The Company or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or
(g)    Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company’s or any Material Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any of its Subsidiaries in an aggregate amount in excess of $100,000,000 during the term of this Agreement, or (ii) there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds 7% of Net Worth; or
(i)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(j)    Change of Control. There occurs any Change of Control.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, except in the case of Section 8.01(g)(i), in which case upon the expiration of the 60-day period mentioned therein if the curative action mentioned in such clause is not taken, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans and other Obligations have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE III) payable to the Administrative Agent and the L/C Issuer in their respective capacities as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, in each case ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01    Appointment and Authorization of Agents.

(a)    Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this ARTICLE IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions other than the provisions of Section 9.06 relating to the Company’s consultation and notice rights.
(b)    Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(c)    The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in this ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person was not the Agent hereunder and without any duty to account therefor to the Lenders.

9.03    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Agent by a Borrower, a Lender or the L/C Issuer.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

9.04    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.05    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice (including without limitation, telephonic or electronic notice, Committed Loan Notices, Swing Line Loan Notices, Letter of Credit Applications and notices of prepayment), request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person or Persons. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.06    Successor Agents.
(a)    The Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders and the L/C Issuer (if applicable) appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective as of the Resignation Effective Date in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring (or retired) Administrative Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent and (ii) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(b)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender.  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Eurocurrency Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04.  Upon the appointment by the Company of a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and acceptance of such appointment by such successor Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender, as applicable and (b) the retiring Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents

9.07    Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the documentation agents, syndication agents, book managers or arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder. Without limiting the foregoing, none of the Lenders or other Persons so listed shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so listed in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan, or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X
[RESERVED]

ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    waive any condition set forth in Section 4.01(a) (other than any condition pursuant to Section 4.01(a)(vii)) without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) except as permitted by Section 2.15, in each case without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;
(e)    change Sections 2.13 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby or amend the definition of “Pro Rata Share”, without the written consent of each Lender;
(f)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)    release (x) the Company from any Guaranty or (y) substantially all of the value of the Guarantees without the written consent of each Lender; or
(h)    change the definition of Alternative Currency or Designated Borrower Jurisdiction without the consent of each Lender.
and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lenders in addition to the Lenders required above, affect the rights or duties of such Swing Line Lenders under this Agreement; (iii)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 11.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. This Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and each Borrower as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to implement any modification necessary to effect the provisions of Section 2.15 and Section 2.16 or to comply with local Law or advice of counsel in connection therewith, in each case so long as such modification does not adversely affect the rights of any Lender, Swing Line Lender or L/C Issuer.
11.02    Notices and Other Communications; Facsimile Copies.

(a)    General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, the Administrative Agent, any of the Swing Line Lenders or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. All notices hereunder to any Borrower shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (or, to the extent permitted hereunder to be given by telephone, immediately confirmed in a writing so delivered, mailed or sent). Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each Borrower, the Administrative Agent, each Swing Line Lender and the L/C Issuer may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Swing Line Lenders and the L/C Issuer. Furthermore, each Public Lender (as defined in Section 6.02) agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform (as defined in Section 6.02) in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials (as defined in Section 1.01) that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Agent and Lenders. The Agent, L/C Issuer, Swing Line Lenders and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower, which the Agent, L/C Issuer, Swing Line Lender or Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of any Borrower, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Agent, the L/C Issuer, each Swing Line Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders, the Swing Line Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrowers agree, jointly and severally, (i) to pay or reimburse the Agent for all costs and expenses incurred in connection with the syndication of the credit facilities provided for herein, the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (ii) to pay the L/C Issuer and each Swing Line Lender all fees, costs and charges required under Sections 2.03(j) and 2.04, respectively, and (iii) to pay or reimburse the Agent, the L/C Issuer and each Swing Line Lender and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Agent and the cost of independent public accountants and other outside experts retained by the Agent or any Lender. All amounts due under this Section 11.04 shall be payable within 20 Business Days after demand therefor.

(b)    Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless the Agent (and any sub-agent thereof), the L/C Issuer, each Swing Line Lender, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from non-tort claims by a Borrower against such Indemnitee that are successful on the merits as determined by a court of competent jurisdiction by final and nonappealable judgment.
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof), the L/C Issuer, any Swing Line Lender, the Arrangers or any Related Party of any of the foregoing (it being acknowledged that, for the avoidance of doubt, such required amounts do not include any fees arising solely from the Fee Letter), each Lender severally agrees to pay to the Agent (or any such sub-agent), the L/C Issuer, any Swing Line Lender, the Arrangers or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent), any Swing Line Lender or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent), any Swing Line Lender or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (b) are subject to the provisions of Section 2.12(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than 20 Business Days after demand therefor.
(f)    The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent, the L/C Issuer, the Swing Line Lenders or the Arrangers, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to in the case of Loans and L/C Credit Extensions (A) in Dollars, the Federal Funds Rate from time to time in effect, (B) in an Alternative Currency, the Canadian Overnight Rate, Euro Overnight Rate or Sterling Overnight Rate, as applicable, in each case from time to time in effect.

11.06    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (except in a transaction permitted under Section 7.02) without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) and 11.06(i), or (iv) to an SPC in accordance with the provisions of Section 11.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “trade date” is specified in the Assignment and Assumption, as of such date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender or an Approved Fund (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) any assignment of a Commitment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) must be approved by the L/C Issuer (such approval not to be unreasonably withheld or delayed); (v) any assignment of a Commitment must be approved by the Swing Line Lenders (such approval not to be unreasonably withheld or delayed) and (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption and (except in the case of an assignment by a Lender to its Affiliate) a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may in its sole discretion elect to waive such processing and recordation fee in the case of any assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). Upon receipt of a list of Disqualified Institutions from the Company (or any updates thereto), the Administrative Agent shall promptly provide such list or updates, as applicable, to the Lenders (including by posting to a Platform). Any Person shall become a “Disqualified Institution” for purposes of this Agreement two (2) Business Days after the Administrative Agent provides such list or updates, as applicable, to the Lenders (including by posting to a Platform). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph shall not be void, but the other provisions of this clause (b) shall apply.
If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of the preceding paragraph, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay all obligations of the applicable Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.
(d)    (i) Any Lender may at any time, without the consent of, or notice to, the Administrative Agent, sell participations to any Person (other than a natural person, any Borrower, any of the Borrowers’ Affiliates or Subsidiaries and any Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) unless a Default or Event of Default has occurred and is continuing, the Company shall have approved the sale of participations to such Person (such approval not to be unreasonably withheld or delayed); (ii) [Reserved]; (iii) such Lender’s obligations under this Agreement shall remain unchanged; (iv) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (v) the Borrowers, the Agent, the L/C Issuer, the Swing Line Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and (vi) such Lender complies with Section 11.06(d)(ii). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that directly affects such Participant. Subject to Section 11.06(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(f)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    As used herein, the following terms have the following meanings:
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, each Swing Line Lender and each L/C Issuer and (ii) unless a Default or an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (i) “Eligible Assignee” shall not include (x) any Borrower, any of the Borrowers’ Affiliates or Subsidiaries, or any Defaulting Lender or (y) any Disqualified Institution.
The Administrative Agent shall not be responsible for monitoring the list of Disqualified Institutions and shall have no liability for non-compliance by any Lender in respect of such list.

(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Agent as is required under Section 2.12(b)(ii); provided, further that no such grant to an SPC shall impose Taxes or Other Taxes on any Borrower. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)    Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.06, (a) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (b) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. For purposes of this Section 11.06(i), “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

(j)    Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank, National Association assigns all of its Commitment and Loans pursuant to Section 11.06(b), Wells Fargo Bank, National Association may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Wells Fargo Bank, National Association as L/C Issuer. If Wells Fargo Bank, National Association resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
(k)    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(l)    Defaulting Lenders. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(l), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

11.07    Treatment of Certain Information; Confidentiality.

Each Agent, L/C Issuer, Swing Line Lender and Lender agrees to maintain, and to cause its Affiliates (including any Related Parties) to maintain, the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) to the extent reasonably required, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to obligations of the Loan Parties under the Loan Documents; (g) with the consent of the Company; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, the L/C Issuer, any Swing Line Lender, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company; provided, however, that to the extent permitted by applicable law or regulation, the Agent, the L/C Issuer and the Lenders (including the Swing Line Lenders) agree to notify the Company prior to (if reasonably practicable) or concurrently with its disclosure of such information to any third party pursuant to clauses (b) (other than in the case of routine bank examinations), (c) and (f). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and public information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.
For the purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Agent, the L/C Issuer, any Swing Line Lender or any Lender or any of their respective Affiliates on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of any information received from a Loan Party after the date hereof (other than in connection with Section 6.03, all of which is acknowledged to constitute “Information” regardless of any marking as confidential), such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Agent, the L/C Issuer and each of the Lenders (including the Swing Line Lenders) acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08    Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however that (i) the failure to give such notice shall not affect the validity of such set-off and application and (ii) in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.11    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.12    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14    [Reserved]
11.15    Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Non-Extending Lender for any extension of the Maturity Date, (iv) any Lender is a “Defaulting Lender”, (v) any Lender does not consent to an amendment to the definition of Designated Borrower Jurisdiction that has been consented to by the Required Lenders, (vi) any Lender is a Protesting Lender under Section 2.16 or (vii) any other circumstance exists hereunder that gives any Borrower the right to replace a Lender as a party hereto, then, subject to Section 3.06(b), such Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)    the Company shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    in the case of any such assignment resulting from clause (v) above, the applicable assignee shall have consented to the proposed amendment;
(e)    in the case of any such assignment resulting from clause (vi) above, such assignee shall have consented to make Loans to the applicable Designated Foreign Borrower.

(e)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
11.16    Governing Law.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT, EACH SWING LINE LENDER, THE L/C ISSUER AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE AGENT, THE L/C ISSUER, EACH SWING LINE LENDER AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, THE AGENT, THE L/C ISSUER, EACH SWING LINE LENDER AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWERS, THE AGENT, THE L/C ISSUER, EACH SWING LINE LENDER AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
11.17    Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Agent, the Lenders and the Arrangers, on the other hand, (B) such Borrower and each other Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A)  the Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) Neither the Agent nor the Lenders nor any of the Arrangers has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Agent nor the Lenders nor the Arrangers has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Agent, the Lenders or the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19    USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

11.20    Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Borrower in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
MCKESSON CORPORATION

By:	/s/ Brian P. Moore
Name: Brian P. Moore
Title: Senior Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name: Anthea Del Bianco
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

BANK OF AMERICA, N.A. (acting through its Canada branch), as Swing Line Lender

By:	/s/ Medina Sales De Andrade
Name: Medina Sales De Andrade
Title: Vice President

CITIBANK N.A., as Swing Line Lender and Lender

By:	/s/ Marni McManus
Name: Marni McManus
Title: Vice president (Managing Director)

BARCLAYS BANK PLC, as Swing Line Lender and Lender

By:	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer and Lender

By:	/s/ Andrea S. Chen
Name: Andrea S. Chen
Title: Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Dawn Lee Lum
Name: Dawn Lee Lum
Title: Executive Director

THE BANK OF TOKYO MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Jaime Johnson
Name: Jaime Johnson
Title: VP

BNP PARIBAS, as Lender

By:	/s/ Andrew W. Strait
Name: Andrew W. Strait
Title: Managing Director

BNP PARIBAS, as Lender

By:	/s/ Richard Pace
Name: Richard Pace
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Ilene A. Hernandez
Name: Ilene A. Hernandez
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Execution Head & Director

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Rayan Karim
Name: Rayan Karim
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Glenn Leyrer
Name: Glenn Leyrer
Title: Vice President

UNICREDIT BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Fabio Della Malva
Name: Fabio Della Malva
Title: Director

By:	/s/ Elaine Tung
Name: Elaine Tung
Title: Director

BAYERISCHE LANDESBANK, NEW YORK, as Lender

By:	/s/ Matthew DeCarlo
Name: Matthew DeCarlo
Title: Senior Director

By:	/s/ Gina Sandella
Name: Gina Sandella
Title: Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND’, NEW YORK BRANCH, as Lender

By:	/s/ Deborah Dias
Name: Deborah Dias
Title: Executive Director

By:	/s/ Jana Dombrowski
Name: Jana Dombrowski
Title: Executive Director

ING BANK N.V., DUBLIN BRANCH, as Lender

By:	/s/ Maurice Kenny
Name: Maurice Kenny
Title: Director

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

PNC BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Philip K. Liebscher
Name: Philip K. Liebscher
Title: Senior Vice President

DNB BANK ASA, as Lender

By:	/s/ Espen Arnesen
Name: Espen Arnesen
Title: Senior Vice President

By:	/s/ Lars-Tore Moen
Name: Lars-Tore Moen
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC ACTING AS AGENT FOR NATIONAL WESTMINSTER BANK PLC, as Lender

By:	/s/ Stephen A. Simpson
Name: Stephen A. Simpson
Title: Director, Structured Finance

SCHEDULE 2.01
COMMITMENTS, PRO RATA SHARES AND AFFILIATE BANKS

Lender	Total Commitment	Total Pro Rata Share
Bank of America, N.A.	$265,000,000	7.57142857%
Barclays Bank PLC	$265,000,000	7.57142857%
Citibank, N.A.	$265,000,000	7.57142857%
Wells Fargo Bank, National Association	$265,000,000	7.57142857%
Goldman Sachs Bank USA	$265,000,000	7.57142857%
JPMorgan Chase Bank, N.A.	$265,000,000	7.57142857%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$265,000,000	7.57142857%
BNP Paribas	$175,000,000	5.00000000%
Deutsche Bank AG New York Branch	$175,000,000	5.00000000%
HSBC Bank USA, N.A.	$175,000,000	5.00000000%
The Bank of Nova Scotia	$175,000,000	5.00000000%
Toronto Dominion (Texas) LLC	$175,000,000	5.00000000%
U.S. Bank National Association	$175,000,000	5.00000000%
UniCredit Bank AG, New York Branch	$175,000,000	5.00000000%
Bayerische Landesbank, New York Branch	$80,000,000	2.28571429%
Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederland,” New York Branch	$80,000,000	2.28571429%
ING Bank N.V., Dublin Branch	$80,000,000	2.28571429%
PNC Bank, National Association	$80,000,000	2.28571429%
DNB Bank ASA	$50,000,000	1.42857143%
The Royal Bank of Scotland plc	$50,000,000	1.42857143%
Totals:	$3,500,000,000	100.000000000%

Schedule 2.01-1

SCHEDULE 11.02
ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
COMPANY:
McKesson Corporation
One Post Street
San Francisco, CA 94104-5296
Attention: Brian P. Moore, Senior Vice President and Treasurer
Telephone:
Facsimile:
Electronic mail:
Website address: www.mckesson.com

with a copy of all notices to:
McKesson Corporation
One Post Street
San Francisco, CA 94104-5296
Attention: John Saia, Assistant General Counsel
Telephone:
Email:
Facsimile:
ADMINISTRATIVE AGENT:
Administrative Agent’s Contact for Payments and Requests for Credit Extensions:
Bank of America, N.A.
Mail Code: NC1-001-05-46
101 N Tryon St
Charlotte, NC 28255-0001
Attention: James Hood
Telephone:
Facsimile:
Electronic Mail:

Payment Instructions:
Bank of America, N.A.
New York, NY
Attn: Credit Services West
ABA #:
Account #:
Ref: McKesson Corporation

Schedule 11.02-1

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
Mail Code: CA5-705-04-09
555 California St
San Francisco, CA 94104
Attention: Joan Mok
Telephone:
Facsimile:
Electronic Mail:

L/C ISSUER:
Wells Fargo Bank, National Association
Address:  7711 Plantation Rd, Roanoke, VA  24019
Attention:  Commercial Loan Services
Telephone:
Facsimile:
Electronic Mail:

with a copy of all notices to:
Address:  301 South College Street, 15th Floor Charlotte NC 28202
Attention:  Andrea Chen
Telephone:
Facsimile:
Electronic Mail:

CANADIAN SWING LINE LENDER:

Bank of America, N.A. (acting through its Canada branch)
Contact for borrowing or repayments:
Bank of America, N.A.
Mail Code: NC1-001-05-46
101 N Tryon St
Charlotte, NC 28255-0001
Attention:  James Hood
Telephone:
Facsimile:
Electronic Mail:

Schedule 11.02-2

Any other notices to Canadian Swing Line Lender
Bank of America, N.A. (acting through its Canada branch)
Attention: Medina Sales De Andrade
Telephone:
Facsimile:
Electronic Mail:

EURO SWING LINE LENDER:

Citibank N.A. – London
Address:
Citibank International Limited – Poland Branch (on behalf of Citibank N.A. – London)
Loans Operations Department
7/9 Traugutta Str., 1st Floor
00-985 Warsaw, Poland
Attention: UK LOANS DEPT. / Karolina Biskup
Telephone:
Facsimile:
Electronic Mail:

with a copy of all notices to:
Citibank, N.A. Loan Administration Department
Address:    1615 Brett Road Building III, New Castle, DE (USA) 19720
Attention:   Chinna Babu Deepala
Telephone:
Facsimile:
Electronic Mail:

Payment Details:
CITIBANK NA, LONDON
SWIFT: CITIGB2L
ACCOUNT NUMBER:
IBAN:
ATTN: UK LOANS DEPT.
REF: MCKESSON CORP.

Schedule 11.02-3

STERLING SWING LINE LENDER:

Barclays Bank PLC
Address:  Barclays Loan Operations
                    10,South Colonnade,London
                    E14 4PU
Attention: Kailash Choudhary
Fax No:
Facsimile:
Electronic Mail:
Telephone No:

with a copy of all notices to:
Address:  700 Prides Crossing, Newark, DE, 19713
Attention:  US Near Shore Processing
Telephone:
Facsimile:
Electronic Mail:

Schedule 11.02-4

EXHIBIT A
FORM OF COMMITTED LOAN NOTICE
Date: [_____]

To:    Bank of America, N.A., as Administrative Agent
[Address    ]
[Tel:        ]
[Fax:        ]
[Email:     ]
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
The undersigned hereby requests (select one):
o A Borrowing of Committed Loans    o A conversion or continuation of Loans
1.The Borrower is __________.
2.On __________ (a Business Day).
3.In the amount of __________.
4.Comprised of [Eurocurrency Rate Loans] [Base Rate Loans]. [Type of Committed Loan requested ]
5.In the following currency: _[Dollars] [Euro] [Sterling] [Canadian Dollars] _
6.For Eurocurrency Rate Loans: with an Interest Period of __________ months.
[The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

[BORROWER], as [the Company] [a Designated Borrower]

By: ________________________________
Name:
Title:

Exhibit A-2

EXHIBIT B
FORM OF NOTE
FOR VALUE RECEIVED, the undersigned [ ] (the “Borrower”) hereby promises to pay to [_____] or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Committed Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By: ________________________________
Name:
Title:

Exhibit B-1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______
______	______	______	______	______	______	______

Exhibit B-2

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
    Financial Statement Date:
To:        Bank of America, N.A., as Administrative Agent
[Address    ]
[Tel:        ]
[Fax:        ]
[Email:     ]
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]

1.
Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.

[Use following paragraph 1 for fiscal quarter-end financial statements]
1.Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

Exhibit C-1

3.A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:
___________________________________________________________
___________________________________________________________
__________________________________________________________ ]
4.The representations and warranties of the Company contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.08(a) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

Exhibit C-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, __________.
MCKESSON CORPORATION

By: ________________________________
Name:
Title:

Exhibit C-3

For the Quarter/Year ended __________ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate

	Maximum Total Debt to Capitalization Ratio	($ in 000’s)
1.	Total Debt (the result of Item 1(a) minus Item 1(b) below):	$______
	(a) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis	$______
	(b) Indebtedness incurred by any Receivables Subsidiary in connection with a Qualified Receivables Transaction	$______
2.	Net Worth (the result of Item 2(a) minus Item 2(b) below)	$______

(a) The shareholders’ equity of the Company and consolidated Subsidiaries on any date of determination as set forth on the consolidated balance sheet of the Company and its Subsidiaries most recently delivered to the Administrative Agent:
$______
	(b) Accumulated other comprehensive income or loss set forth on the consolidated balance sheet of the Company and its Subsidiaries most recently delivered to the Administrative Agent::	$______
3.	Total Capitalization (sum of Items 1 and 2):	$______
4.	Ratio of Total Debt (Item 1) to Total Capitalization (Item 3):	______:______
5.	Maximum Ratio Permitted under Section 7.04:	0.65:1.00

Exhibit C-4

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [ Insert name of Assignor ] (the “Assignor”) and [ Insert name of Assignee ] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	__________
2.	Assignee:	__________ [and is an Affiliate/Approved Fund of [identify Lender]]
3.	Borrower(s):	McKesson Corporation and [_____]
4.	Administrative Agent	Bank of America, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:
The Credit Agreement, dated as of October 22, 2015, among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender

6.	Assigned Interest:

Exhibit D-1

Facility Assigned	Aggregate amount of Commitment for all Lenders*	Amount of Commitment Assigned*	Percentage Assigned of Commitment[1]	CUSIP Number
Loans	$__________	$__________	[__._____]%
	$__________	$__________	[__._____]%
	$__________	$__________	[__._____]%

7.	Trade Date:	__________[2]
Effective Date: __________, 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By: ________________________________
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: ________________________________
Name:
Title:
[Consented to and]3 Accepted:
BANK OF AMERICA, N.A., as Administrative Agent

________________________________
1 Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
3 To be added only if the consent of the Administrative Agent is required by the terms of section 11.06(b) fo the Credit Agreement.

Exhibit D-2

By: ________________________________
Name:
Title:
[Consented to:
MCKESSON CORPORATION

By: ________________________________
Name:
Title:]4

[Consented to:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as L/C Issuer

By: ________________________________
Name:
Title:]5

Consented to:
BANK OF AMERICA, N.A. (acting through its Canada branch), as Swing Line Lender

By: ________________________________
Name:
Title:

________________________________
4 To be added so long as no Event of Default has occurred and is continuing as of the date of this Agreement and Assumption.
5 To be added only if the consent of the L/C Issuer is required by the terms of section 11.06(b) of the Credit Agreement.

Exhibit D-3

Consented to:
CITIBANK, N.A., as Swing Line Lender

By: ________________________________
Name:
Title:
Consented to:
BARCLAYS BANK PLC, as Swing Line Lender

By: ________________________________
Name:
Title:

Exhibit D-4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
CREDIT AGREEMENT
DATED AS OF OCTOBER 22, 2015
MCKESSON CORPORATION, THE DESIGNATED BORROWERS FROM
TIME TO TIME PARTY THERETO,
THE LENDERS FROM TIME TO TIME PARTY THERETO, BANK OF
AMERICA, N.A., AS ADMINISTRATIVE AGENT,
WELLS FARGO BANK, NATIONAL ASSOCIATION, AS L/C ISSUER, AND
BANK OF AMERICA, N.A. (ACTING
THROUGH ITS CANADA BRANCH), CITIBANK, N.A. AND BARCLAYS
BANK PLC, EACH AS SWING LINE LENDER

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Exhibit D-5

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D-6

EXHIBIT E-1
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
[Address    ]
[Tel:        ]
[Fax:        ]
[Email:     ]
Ladies and Gentlemen:
This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.16(a) of that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among McKesson Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.
The documents required to be delivered to the Administrative Agent under Section 2.16 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is _____________.
Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.16(a) of the Credit Agreement.
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MCKESSON CORPORATION

By: ________________________________
Name:
Title:

Exhibit E-1-2

EXHIBIT E-2
FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____
To:    McKesson Corporation
The Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
This Designated Borrower Notice is made and delivered pursuant to Section 2.16(a) of that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among McKesson Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof, [ ] shall constitute a Designated Borrower for purposes of the Credit Agreement and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.
BANK OF AMERICA, N.A.,
as Administrative Agent

By: ________________________________
Title:_______________________________

EXHIBIT F
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of [_____] (this “Joinder Agreement”), is entered into among McKesson Corporation, a Delaware corporation (the “Company”), [INSERT NAME OF DOMESTIC SUBSIDIARY BORROWER], a [INSERT JURISDICTION AND TYPE OF ORGANIZATION OF DOMESTIC SUBSIDIARY BORROWER] (the “Additional Borrower”), and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), under and as defined in the Agreement referred to below.

RECITALS
A.The Company and each Designated Borrower party thereto have entered into that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), with the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender, pursuant to which the Lenders, the L/C Issuer and the Swing Line Lenders have agreed to make certain Credit Extensions to the Borrowers on behalf and for the benefit of the Borrowers on the terms and subject to the conditions set forth therein and the other Loan Documents.
B.The Additional Borrower is a wholly owned [in]direct Domestic Subsidiary of the Company that wishes to become a Borrower party to the Agreement, entitled to receive Credit Extensions thereunder.
C.Pursuant to Section 7.02(d) of the Agreement, the Company has requested that the Additional Borrower become a Borrower party to the Agreement, entitled to receive Credit Extensions thereunder, and the Administrative Agent, Lenders, L/C Issuer and Swing Line Lenders have agreed to such request.

AGREEMENT
1. 7.02(d) Domestic Subsidiary. By executing and delivering this Joinder Agreement, the Company hereby represents and warrants that Additional Borrower is a wholly-owned [in]direct Domestic Subsidiary of the Company that, concurrent herewith, is receiving a transfer of all of the Company’s pharmacology distribution business.

Exhibit F-1

2.Joined as Borrower Under Agreement. By executing and delivering this Joinder Agreement as provided in Section 7.02(d) of the Agreement, the Additional Borrower hereby becomes a party to the Agreement as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby expressly and unconditionally assumes all obligations and liabilities of a Borrower thereunder. The Additional Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to the Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated in the Agreement and all modifications thereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Additional Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to such Additional Borrower.
3.Supplement to Schedules; Representations and Warranties. The information set forth in Annex I to this Joinder Agreement is hereby added to the information set forth in the schedules to the Agreement. The Additional Borrower hereby represents and warrants that each of the representations and warranties contained in Article V of the Agreement, with respect to itself, is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.
4.Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such State; provided that the Administrative Agent, the L/C Issuer, the Swing Line Lenders and each Lender shall retain all rights arising under Federal law.
IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

MCKESSON CORPORATION

By
Name:
Title:

[INSERT NAME OF DOMESTIC SUBSIDIARY BORROWER]

By
Name:
Title:

Exhibit F-2

Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By: ________________________________
Name:
Title:

Exhibit F-3

Annex I-A
to Joinder Agreement
SUPPLEMENT TO AGREEMENT SCHEDULES

Exhibit F-4

EXHIBIT G

FORM OF BORROWER NOTICE

Date: ___________, _____
To:    McKesson Corporation

The Lenders party to the Agreement referred to below
Ladies and Gentlemen:

This Borrower Notice is made and delivered pursuant to Section 7.02(d) of that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among McKesson Corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall constitute a Borrower for purposes of the Agreement and may receive Loans for its account on the terms and conditions set forth in the Agreement.
This Borrower Notice shall constitute a Loan Document under the Agreement.

BANK OF AMERICA, NA. as Administrative Agent

By
Name:
Title:

Exhibit G-1

EXHIBIT H

FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	[Bank of America, N.A. (acting through its Canada branch), as Canadian Swing Line Lender]
[Citibank, N.A., as Euro Swing Line Lender]
[Barclays Bank PLC, as Sterling Swing Line Lender]
Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 22, 2015 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among McKesson Corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
The undersigned hereby requests a Swing Line Loan:
1.    On      (a Business Day).
2.    In the amount of ________ [Canadian Dollars] [Euro] [Sterling].
The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04(a) of the Agreement.

[BORROWER], as [the Company] [a Designated Borrower]

By:
Name:
Title:

Exhibit H-1

EXHIBIT I

FORM OF GUARANTY

THIS GUARANTY dated as of [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), made by and among McKesson Corporation, a Delaware corporation, (the “Company” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 18, the “Guarantors”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) for the benefit of the Guaranteed Parties.
WHEREAS, reference is made to that certain Credit Agreement dated as of October 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among McKesson Corporation, a Delaware corporation, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender. The Lenders, the Administrative Agent, the Swing Line Lenders and the L/C Issuer are hereinafter referred to as the “Guaranteed Parties”.
WHEREAS, the Company may be required from time to time in accordance with the terms of the Credit Agreement to cause certain of its Subsidiaries to join this Guaranty or enter into such other guarantee agreements as provided in the Credit Agreement; and
WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by any Borrower and the issuance of, and participation in, Letters of Credit under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to comply with the terms of the Credit Agreement and to induce the Lenders and the L/C Issuer to make Loans to any Borrower and issue, and/or participate in, Letters of Credit.
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Guaranteed Parties and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Guaranteed Parties as follows:
Section 1.    Guaranty. Each Guarantor, jointly and severally, hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety to the Guaranteed Parties, the due and punctual payment in full of all Guarantied Obligations (as defined below) when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The term “Guarantied Obligations” is used herein in its most comprehensive sense and includes:

Exhibit I-1

(a)    any and all Obligations of each Borrower (other than the applicable Guarantor’s own Obligations) now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the Notes issued by any Borrower and the other Loan Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of each Borrower or from time to time renew them after they have been satisfied; and
(b)    those expenses set forth in Section 8.
Section 2.    Liability of the Guarantors Absolute. Each Guarantor agrees that its obligations under this Guaranty are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    This Guaranty is a guaranty of payment when due and not of collectibility.
(b)    The Administrative Agent may enforce this Guaranty upon the occurrence and continuance of an Event of Default under the Credit Agreement, notwithstanding the existence of any dispute between Lenders and any Borrower with respect to the existence of such Event of Default.
(c)    The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor under the Loan Documents and the obligations of any other guarantor of the obligations of any Guarantor under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not any action is brought against any of such other Guarantors or any of such other guarantors and whether or not any of such other Guarantors is joined in any such action or actions.
(d)    Each Guarantor’s payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guarantied Obligations that has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

Exhibit I-2

(e)    The Administrative Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability under this Guaranty, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations in accordance with any applicable security agreement; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Administrative Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Administrative Agent or the Lenders, or any of them, may have against any such security, as the Administrative Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Guarantor or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents. This Section 2(e) shall not modify Section 11.01 of the Credit Agreement.

Exhibit I-3

(f)    This Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) of this Guaranty, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Guaranty or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though the Administrative Agent or the Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender’s or the Administrative Agent’s consent to the change, reorganization or termination of the corporate structure or existence of any Guarantor or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which any Guarantor may allege or assert against the Administrative Agent or any Lender in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (but excluding the defense of payment in full of the Guarantied Obligations); and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.
Section 3.    Waivers by the Guarantors. Each Guarantor hereby waives with respect to the Guarantied Obligations, for the benefit of the Administrative Agent and the Lenders:
(a)    any right to require the Administrative Agent or any Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against any Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from such Guarantor, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of such Guarantor or any other Person, or (iv) pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever;

Exhibit I-4

(b)    any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of such Guarantor from any cause other than indefeasible payment in full of the Guarantied Obligations;
(c)    any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
(d)    any defense based upon the Administrative Agent’s or any Lender’s errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith;
(e)    (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;
(f)    notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to any Guarantor and notices of any of the matters referred to in Section 2 and any right to consent to any thereof; and
(g)    any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
Section 4.    Payment by the Guarantors; Application of Payments. Each Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any other Person may have at law or in equity against such Guarantor by virtue hereof, that upon the failure of any Guarantor to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), each Guarantor will upon demand pay, or cause to be paid, in cash, to the Administrative Agent for the ratable benefit of the Lenders holding the Guarantied Obligations, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to such Guarantor, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against such Guarantor for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to the Administrative Agent and/or the Lenders as aforesaid. All such payments shall be applied promptly from time to time by the Administrative Agent:

Exhibit I-5

First, to the payment of the costs and expenses of any collection or other realization under this Guaranty, including reasonable compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;
Second, to the payment of all other Guarantied Obligations to each Lender holding Guarantied Obligations its applicable share as provided in the Credit Agreement; and
Third, after payment in full of all Guarantied Obligations, to the payment to each Guarantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.
Section 5.    Each Guarantor’s Rights of Subrogation, Contribution, Etc. Until the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including
(i) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor, (ii) any right to enforce, or to participate in, any claim, right or remedy that the Administrative Agent or any Lender now has or may hereafter have against any Borrower or any other Guarantor, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Administrative Agent or any Lender, and (b) any right of contribution any Guarantor may have against any other guarantor of the Guarantied Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or any other Guarantor or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent or any Lender may have against such Borrower or other Guarantor, to all right, title and interest the Administrative Agent or any Lender may have in any such collateral or security, and to any right the Administrative Agent or any Lender may have against such other guarantor. The Administrative Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation against such collateral such Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

Exhibit I-6

Section 6.    Subordination of Other Obligations. Any indebtedness of any Guarantor now or hereafter held by any other Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of such Guarantor to any other Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of any Guarantor under any other provision of this Guaranty.
Section 7.    Representations and Warranties of the Guarantors. As of the date hereof, each Guarantor represents and warrants that:
(a)    such Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty, (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Requirements of Law; except, with respect to clause (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;
(c)    the execution, delivery and performance by such Guarantor of this Guaranty do not (i) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (each of the foregoing, an “Authorization”), except to the extent that failure to have obtained or completed, as applicable, such Authorization would not result in a Material Adverse Effect, (ii) contravene the terms of such Guarantor’s Organization Documents, (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property is subject or (iv) violate any Requirement of Law; and
(d)    there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Guarantor affecting the validity of this Guaranty or the ability of such Guarantor to perform its obligations under this Guaranty.
Section 8.    Expenses. Each Guarantor agrees to pay, or cause to be paid, on demand, and to save the Administrative Agent and the Lenders harmless against liability for, any and all reasonable costs and expenses (including reasonable fees and disbursements of counsel and reasonable allocated costs of internal counsel) incurred or expended by the Administrative Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

Exhibit I-7

Section 9.    Continuing Guaranty; Termination of Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 10.    Authority of any Guarantor. It is not necessary for any Lender or the Administrative Agent to inquire into the capacity or powers of any Guarantor or the officers, directors or any agents acting or purporting to act on behalf of any Guarantor.
Section 11.    Financial Condition of the Guarantors. Any extensions of credit may be granted to any Guarantor or continued from time to time without notice to or authorization from any other Guarantor regardless of the financial or other condition of such Guarantor at the time of any such grant or continuation. Neither the Administrative Agent nor any Lender shall have any obligation to disclose or discuss with any Guarantor their assessment, or such Guarantor’s assessment, of the financial condition of any Guarantor. Each Guarantor has adequate means to obtain information from each other Guarantor on a continuing basis concerning the financial condition of such Guarantor and its ability to pay and perform its respective Guarantied Obligations for so long as this Guaranty is in effect, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Guarantor now known or hereafter known by the Administrative Agent or any Lender.
Section 12.    Rights Cumulative. The rights, powers and remedies given to the Lenders and the Administrative by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to any Lender and the Administrative Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between any Guarantor and any Lender and/or the Administrative Agent. Any forbearance or failure to exercise, and any delay by any Lender or the Administrative Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 13.    Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

Exhibit I-8

(a)    So long as any Guarantied Obligations remain outstanding, each Guarantor shall not, without the prior written consent of the Administrative Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against any Guarantor. The obligations of each Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Guarantor or by any defense which such Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of each Guarantor and the Administrative Agent that the Guarantied Obligations which are guaranteed by such Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve any Guarantor of any portion of such Guarantied Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.
(c)    In the event that all or any portion of the Guarantied Obligations are paid by any Guarantor, the obligations of such Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.
Section 14.    Benefit and Binding Effect. This Guaranty shall be binding upon each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.
Section 15.    Amendments; Waivers. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the applicable Guarantor so added or released) and with the written consent of the applicable Persons required pursuant to Section 11.01 of the Credit Agreement at all times until the termination of this Guaranty pursuant to Section 9 hereof.
Section 16.    Set-Off. Section 11.08 of the Credit Agreement is hereby incorporated herein by reference.

Exhibit I-9

Section 17.    Limitation on Obligations of Guarantors that are Subsidiaries of the Company. The obligations of each Guarantor that is a Subsidiary of the Company under its guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such guarantee subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of applicable law.
Section 18.    Additional Guarantors. Any Person required to become party to this Guaranty pursuant to Section 2.16 of the Credit Agreement may do so by executing and delivering a Guaranty Supplement in the form attached hereto at Exhibit I and such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
Section 19.    Governing Law.
(a)    THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS GUARANTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
Section 20.    Waiver of Right to Trial by Jury.

Exhibit I-10

(a)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 21.    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by the methods specified in Section 11.02 of the Credit Agreement and addressed to such party at (i) in the case of any Guaranteed Party, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.
Section 22.    Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guaranty.
Section 23.    Headings Descriptive. The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
Section 24.    Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit I-11

Section 25.    Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a Guarantor in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

[Remainder of Page Intentionally Left Blank]

Exhibit I-12

IN WITNESS WHEREOF, the parties hereto duly executed this Guaranty as of the day and year first written above.

MCKESSON CORPORATION, as Guarantor
By:
Name:
Title:
Address:

[DESIGNATED BORROWER], as Guarantor
By:
Name:
Title:
Address:

Accepted and Agreed to: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Signature Page to McKesson Guaranty]

EXHIBIT I
TO GUARANTY
FORM OF
GUARANTY SUPPLEMENT
THIS SUPPLEMENT NO. [__] (this “Guaranty Supplement”), dated as of [•], 20[•], to the Guaranty (as defined below), is made between [ADDITIONAL GUARANTOR] and Bank of America, N.A., as administrative agent (the “Administrative Agent”).
A.    Reference is made to (i) that certain Credit Agreement dated as of October 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among McKesson Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender and (ii) that certain Guaranty, dated as of [•], 20[•] (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Guaranty”), among the Company, certain subsidiaries of the Company from time to time party thereto and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement or in the Guaranty, as applicable.
B.    The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit. Section 18 of the Guaranty provides that any Person required to become party to the Guaranty pursuant to Section 2.16 of the Credit Agreement may become a Guarantor under the Guaranty by the execution and delivery of an instrument in the form of this Guaranty Supplement. The undersigned (the “New Guarantor”) is executing this Guaranty Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit from time to time.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
SECTION 1.        Guaranty.

Exhibit I-13

In accordance with Section 18 of the Guaranty, the New Guarantor unconditionally guarantees the due and punctual payment in full of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)). The New Guarantor acknowledges that, by signing this Guaranty Supplement and delivering it to the Administrative Agent, the New Guarantor becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.
SECTION 2.        Representations and Warranties. The New Guarantor represents and warrants to the Administrative Agent, the Lenders, the Swing Line Lenders and the L/C Issuer (collectively, the “Guaranteed Parties”) that:
(a)    such New Guarantor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the power and authority and all required governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Guaranty, (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Requirements of Law; except, with respect to clause (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    such New Guarantor has duly executed and delivered this Guaranty Supplement, and this Guaranty Supplement constitutes its legal, valid and binding obligation, enforceable against such New Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;
(c)    the execution, delivery and performance by such New Guarantor of this Guaranty Supplement do not (i) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (each of the foregoing, an “Authorization”), except to the extent that failure to have obtained or completed, as applicable, such Authorization would not result in a Material Adverse Effect, (ii) contravene the terms of such New Guarantor’s Organization Documents, (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such New Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its property is subject or (iv) violate any Requirement of Law; and

Exhibit I-14

(d)    there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such New Guarantor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such New Guarantor affecting the validity of this Guaranty Supplement or the ability of such New Guarantor to perform its obligations under the Guaranty.
SECTION 3.        Counterparts. This Guaranty Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Guaranty Supplement by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Guaranty Supplement.
SECTION 4.        Governing Law.
(a)    THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT EACH GUARANTEED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY SUPPLEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY TO THIS GUARANTY SUPPLEMENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY SUPPLEMENT. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Exhibit I-15

SECTION 5.        Waiver of Right to Trial by Jury.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY SUPPLEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 6.        Affirmation. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
SECTION 7.        Severability. If any provision of this Guaranty Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8.        Notices. All communications and notices hereunder shall be in writing and given as provided in Section 21 of the Guaranty.
SECTION 9.        Reimbursement. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with the negotiation, execution and enforcement of this Guaranty Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Administrative Agent.

Exhibit I-16

SECTION 10.    Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of a New Guarantor in respect of any such sum due from it to the Administrative Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent in the Agreement Currency, each New Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such New Guarantor (or to any other Person who may be entitled thereto under applicable law).

Exhibit I-17

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Guaranty Supplement as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]
By:
Name:
Title:
Address:

BANK OF AMERICA, N.A. as Administrative Agent
By:
Name:
Title:

[Signature Page to Guaranty Supplement]

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exhibit J-1-1

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exhibit J-2-1

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exhibit J-3-1

EXHIBIT J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among McKesson Corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as L/C Issuer, and Bank of America, N.A. (acting through its Canada branch), Citibank, N.A. and Barclays Bank PLC, each as Swing Line Lender.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exhibit J-4-1

EXHIBIT K

[Form of]
LETTER OF CREDIT REPORT
[Letterhead of Issuing Bank]
Date: _________, 20[__]

Bank of America, N.A., as Administrative Agent
Mail Code: CA5-705-04-09
555 California St
San Francisco, CA 94104
Attention:                    Joan Mok
Telephone:                   (415) 436-3496
Facsimile:                    (415) 503-5085
Electronic Mail:            joan.mok@baml.com

Current Letters of Credit Outstanding for MCKESSON CORPORATION

LC #	Maximum Face Amount	Current Face Amount	Currency	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Auto Renewal Period/Notice	Date of Amendment	Amount of Amendment	Type of Amendment

Total: $[_____]

Exhibit K-1